Exhibit 99.2

Table of Contents

September 30, 2025

Note: Portfolio Summary Report now located within Selected Supplemental Pages excel posted on the Company's website at investors.regency.com

Safe Harbor Language

September 30, 2025

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our 2025 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Economic challenges and policy changes may adversely impact our tenants and our business. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Current geopolitical challenges could impact the U.S. economy and consumer spending and our results of operations and financial condition. Evolving political and economic events and uncertainties, including tariffs, retaliatory tariffs, international trade disputes, and immigration policies could adversely impact the businesses of our tenants and our business.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting related to environmental, social, and governance (“ESG”) factors by investors and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain non-U.S. stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if the Parent Company does not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Common Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provides that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.

Supplemental Information i

NEWS RELEASE For immediate release Kathryn McKie 904 598 7348 KathrynMcKie@regencycenters.com

Regency Centers Reports Third Quarter 2025 Results

and Increases Common Stock Dividend

JACKSONVILLE, Fla. (October 28, 2025) – Regency Centers Corporation (“Regency Centers,” “Regency” or the “Company”) (Nasdaq: REG) today reported financial and operating results for the quarterly period ended September 30, 2025, and provided updated 2025 earnings guidance. For the three months ended September 30, 2025 and 2024, Net Income Attributable to Common Shareholders was $0.58 and $0.54, respectively, per diluted share.

Third Quarter 2025 Highlights

•
Reported Nareit FFO of $1.15 per diluted share and Core Operating Earnings of $1.09 per diluted share
•
Increased Same Property Net Operating Income ("NOI") year-over-year, excluding termination fees, by 4.8%
•
Raised 2025 Nareit FFO guidance to a range of $4.62 to $4.64 per diluted share and 2025 Core Operating Earnings guidance to a range of $4.39 to $4.41 per diluted share
•
The midpoint of increased 2025 Nareit FFO per share guidance represents more than 7% year-over-year growth
•
Raised 2025 guidance for Same Property NOI year-over-year growth, excluding termination fees, to a range of +5.25% to +5.5%
•
Same Property percent leased ended the quarter at 96.4%, an increase of 40 basis points year-over-year, and Same Property percent commenced ended the quarter at 94.4%, up 190 basis points year-over-year
•
Executed 1.8 million square feet of comparable new and renewal leases during the quarter at blended rent spreads of +12.8% on a cash basis and +22.9% on a straight-lined basis
•
Started more than $170 million of new development and redevelopment projects in the quarter, bringing year-to-date total project starts to approximately $220 million
•
As of September 30, 2025, Regency's in-process development and redevelopment projects had estimated net project costs of $668 million at a blended estimated yield of 9%
•
Acquired a portfolio of five shopping centers located within the Rancho Mission Viejo master planned community in Orange County, CA, for $357 million
•
Pro-rata net debt and preferred stock to TTM operating EBITDAre at September 30, 2025 was 5.3x
•
Subsequent to quarter end, on October 27, 2025, Regency's Board of Directors (the "Board") declared a quarterly cash dividend on the Company's common stock of $0.755 per share, an increase of more than 7%

“We are pleased to report another quarter of exceptional results, highlighted by strong Same Property NOI, enabling us to raise our our full-year earnings growth outlook. Driven by this continued success and our strong performance, we are also increasing our common dividend by more than 7%,” said Lisa Palmer, President and Chief Executive Officer. “Our results reflect the tremendous talent of our team, driving strong revenue growth and successfully executing on our capital allocation strategy. So far this year, we have deployed more than $750 million of capital into accretive investments, enhancing our strong organic growth.”

Supplemental Information ii

Financial Results

Net Income Attributable to Common Shareholders

•
For the three months ended September 30, 2025, Net Income Attributable to Common Shareholders was $106.0 million, or $0.58 per diluted share, compared to Net Income Attributable to Common Shareholders of $98.1 million, or $0.54 per diluted share, for the same period in 2024.

Nareit FFO

•
For the three months ended September 30, 2025, Nareit FFO was $213.5 million, or $1.15 per diluted share, compared to $195.1 million, or $1.07 per diluted share, for the same period in 2024.

Core Operating Earnings

•
For the three months ended September 30, 2025, Core Operating Earnings was $202.6 million, or $1.09 per diluted share, compared to $187.8 million, or $1.03 per diluted share, for the same period in 2024.

Portfolio Performance

Same Property NOI

•
Third quarter 2025 Same Property NOI, excluding termination fees, increased by 4.8% compared to the same period in 2024.
o
Same Property base rent growth contributed 4.7% to Same Property NOI growth in the third quarter.

Occupancy

•
As of September 30, 2025, Regency’s Same Property portfolio was 96.4% leased, an increase of 40 basis points compared to September 30, 2024.
o
Same Property anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 98.0%, an increase of 10 basis points compared to September 30, 2024.
o
Same Property shop percent leased, which includes spaces less than 10,000 square feet, was 93.9%, an increase of 80 basis points compared to September 30, 2024.
•
As of September 30, 2025, Regency’s Same Property portfolio was 94.4% commenced, an increase of 40 basis points sequentially and an increase of 190 basis points compared to September 30, 2024.

Leasing Activity

•
During the three months ended September 30, 2025, Regency executed approximately 1.8 million square feet of comparable new and renewal leases at a blended cash rent spread of +12.8% and a blended straight-lined rent spread of +22.9%.
•
During the twelve months ended September 30, 2025, the Company executed approximately 7.4 million square feet of comparable new and renewal leases at a blended cash rent spread of +10.5% and a blended straight-lined rent spread of +20.3%.

Capital Allocation and Balance Sheet

Developments and Redevelopments

•
For the three months ended September 30, 2025, the Company started development and redevelopment projects with estimated net project costs of approximately $170 million, at the Company's share.
o
Third quarter project starts included over $140 million of ground-up development projects, including:
▪
The Village at Seven Pines in Jacksonville, FL, a 239K square foot Publix-anchored center
▪
Ellis Village Center in the San Francisco Bay Area, a 49K square foot Sprouts-anchored center

Supplemental Information iii

•
For the three months ended September 30, 2025, the Company completed development and redevelopment projects with estimated net project costs of approximately $22 million, at the Company's share.
•
As of September 30, 2025, Regency’s in-process development and redevelopment projects had estimated net project costs of $668 million at the Company’s share, 51% of which has been incurred to date.

Property Transactions

•
As previously disclosed, on July 23, 2025, the Company acquired a portfolio of five shopping centers in the Rancho Mission Viejo master planned community in Orange County, CA, for $357 million.
•
On August 1, 2025, the Company acquired its partner's 50% interest in Chestnut Ridge Shopping Center in Montvale, NJ for approximately $9.2 million, and now owns 100% of the asset.
•
On August 1, 2025, the Company acquired its partner's 50% interest in Baybrook East and 47% interest in The Market at Springwoods Village, both in Houston, TX, for a combined total of $34 million and now owns 100% of both assets.
•
Subsequent to quarter end, the Company completed a property distribution with its partner involving 11 shopping centers within our Regency-GRI joint venture. Our partner transferred its 60% ownership interest in five properties to Regency: Ashburn Farm Village, Firstfield Shopping Center, Stefko Boulevard, Willow Lake and Willow Lake West. Effective October 1, 2025, Regency owns 100% of these five assets. In exchange, Regency transferred its 40% ownership interest in six properties to its partner: Allen Street, Centre Ridge, Hanover Village, Laguna Niguel, Ralston Square and Warwick Square. Effective October 1, 2025, Regency no longer has an ownership interest in these six assets. The transaction is expected to have a neutral impact to Regency's Nareit FFO and Core Operating Earnings in 2025.
•
During the quarter, the Company disposed of five assets for approximately $32 million.
•
Subsequent to quarter end, on October 7, 2025, the Company disposed of Hammocks Town Center in Miami, FL, for approximately $72 million.

Balance Sheet

•
During the third quarter, the Company settled approximately 673K shares under forward sale agreements in connection with its ATM program, entered into during 2024 at an average gross issuance price of $74.28 per share.
•
As of September 30, 2025, Regency had approximately $1.5 billion of available capacity under its revolving credit facility.
•
As of September 30, 2025, Regency’s pro-rata net debt and preferred stock to TTM operating EBITDAre was 5.3x

Common and Preferred Dividends

•
On October 27, 2025, Regency's Board declared a quarterly cash dividend on the Company's common stock of $0.755 per share, an increase of approximately 7.1%. The dividend is payable on January 6, 2026 to shareholders of record as of December 15, 2025.
•
On October 27, 2025, Regency's Board declared a quarterly cash dividend on the Company's Series A preferred stock of $0.390625 per share. The dividend is payable on January 30, 2026 to shareholders of record as of January 16, 2026.
•
On October 27, 2025, Regency's Board declared a quarterly cash dividend on the Company's Series B preferred stock of $0.367200 per share. The dividend is payable on January 30, 2026 to shareholders of record as of January 16, 2026.

Supplemental Information iv

2025 Guidance

Regency Centers is hereby providing updated 2025 guidance, as summarized in the table below. Please refer to the Company’s third quarter 2025 "Earnings Presentation" and "Quarterly Supplemental Disclosure" for additional detail. All materials are posted on the Company’s website at investors.regencycenters.com.

Full Year 2025 Guidance (in thousands, except per share data)	YTD Actual	Current 2025 Guidance	Prior 2025 Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.73	$2.30 - $2.32	$2.28 - $2.32

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$3.46	$4.62 - $4.64	$4.59 - $4.63

Core Operating Earnings per diluted share(1)	$3.29	$4.39 - $4.41	$4.36 - $4.40

Same property NOI growth without termination fees	5.5%	+5.25% to +5.5%	+4.5% to +5.0%

Non-cash revenues(2)	$36,802	+/-$49,000	+/- $49,000

G&A expense, net(3)	$72,396	+/-$96,000	$93,000-$96,000

Interest expense, net and Preferred stock dividends(4)	$175,524	$235,000-$237,000	$235,000-$237,000

Management, transaction and other fees	$19,982	+/-$27,000	+/-$27,000

Development and Redevelopment spend	$224,771	+/-$300,000	+/-$300,000

Acquisitions	$538,486	$538,500	+/-$500,000
Cap rate (weighted average)	6.0%	6.0%	+/- 6.0%

Dispositions	$38,029	$110,000	+/-$75,000
Cap rate (weighted average)(5)	5.1%	5.6%	+/- 5.5%

Share/unit issuances(6)	$249,662	$300,000	$300,000

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro-rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.
(5)
Disposition cap rates excude the $11M sale of 101 7th Avenue on 7/1/2025, which was vacant at the time of closing.
(6)
Share/unit issuances guidance of $300M reflects (i) $100M of common equity raised on a forward basis through the Company's ATM in 4Q24, and (ii) ~$200M from the Company's issuance of operating partnership units for the funding of the 5-asset portfolio acquisition in Orange County, CA in 3Q25.

Conference Call Information

To discuss Regency’s third quarter results and provide further business updates, management will host a conference call on Wednesday, October 29th at 11:00 a.m. ET. Dial-in and webcast information is below.

Third Quarter 2025 Earnings Conference Call

Date:	Wednesday, October 29, 2025
Time:	11:00 a.m. ET
Dial#:	877-407-0789 or 201-689-8562
Webcast:	Third Quarter 2025 Webcast Link

Replay: Webcast Archive – Investor Relations page under Events & Webcasts

Supplemental Information v

About Regency Centers Corporation (Nasdaq: REG)

Regency Centers is a preeminent national owner, operator, and developer of shopping centers located in suburban trade areas with compelling demographics. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, Core Operating Earnings, and Adjusted Funds from Operations – Actual (in thousands, except per share amounts)

For the Periods Ended September 30, 2025 and 2024	Three Months Ended		Year to Date
	2025	2024	2025	2024
Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$105,960	98,056	$314,742	303,672
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	109,933	107,801	321,296	319,765
Gain on sale of real estate, net of tax	(7,432)	(11,365)	(7,187)	(33,853)
Provision for impairment of real estate	3,374	-	4,636	-
Exchangeable operating partnership units	1,664	593	2,892	1,836
Nareit FFO	$213,499	195,085	$636,379	591,420

Nareit FFO per share (diluted)	$1.15	1.07	$3.46	3.20
Weighted average shares (diluted)	185,494	182,872	183,781	184,548

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$213,499	195,085	$636,379	591,420
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	-	2,375	-	7,069
Loss on early extinguishment of debt	-	-	-	180
Certain Non-Cash Items
Straight-line rent	(6,773)	(5,886)	(20,070)	(16,907)
Uncollectible straight-line rent	(509)	(134)	611	1,899
Above/below market rent amortization, net	(5,423)	(5,370)	(17,260)	(17,910)
Debt and derivative mark-to-market amortization	1,816	1,693	4,618	4,333
Core Operating Earnings	$202,610	187,763	604,278	570,084

Core Operating Earnings per share (diluted)	$1.09	1.03	$3.29	3.09
Weighted average shares (diluted)	185,494	182,872	183,781	184,548

Weighted Average Shares For Diluted Earnings per Share	182,346	181,772	181,996	183,448

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	185,494	182,872	183,781	184,548

Reconciliation of Core Operating Earnings to Adjusted Funds from Operations:

Core Operating Earnings	$202,610	187,763	$604,278	570,084
Adjustments to reconcile to Adjusted Funds from Operations (1):
Operating capital expenditures	(33,832)	(36,430)	(90,109)	(91,168)
Debt cost and derivative adjustments	2,423	2,107	6,849	6,269
Stock-based compensation	5,321	4,776	16,219	14,078
Adjusted Funds from Operations	$176,522	158,216	$537,237	499,263
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, net of pro-rata share attributable to noncontrolling interests.

Supplemental Information vi

Reconciliation of Net Income Attributable to Common Shareholders to Pro-Rata Same Property NOI - Actual (in thousands)

For the Periods Ended September 30, 2025 and 2024	Three Months Ended		Year to Date
	2025	2024	2025	2024

Net income attributable to common shareholders	$105,960	98,056	$314,742	303,672
Less:
Management, transaction, and other fees	(6,720)	(6,765)	(20,776)	(19,896)
Other (1)	(13,654)	(12,115)	(40,193)	(37,428)
Plus:
Depreciation and amortization	102,799	100,955	299,108	299,508
General and administrative	27,060	25,073	74,140	75,443
Other operating expense	1,770	3,654	5,402	9,363
Other expense, net	45,897	34,290	145,610	94,898
Equity in income of investments in real estate partnerships excluded from NOI (2)	12,099	12,492	40,229	39,439
Net income attributable to noncontrolling interests	3,244	2,107	7,838	7,252
Preferred stock dividends	3,413	3,413	10,239	10,239
NOI	281,868	261,160	836,339	782,490

Less non-same property NOI (3)	(7,631)	591	(10,080)	210

Same Property NOI	$274,237	261,751	$826,259	782,700
% change	4.8%		5.6%

Same Property NOI without Termination Fees	$273,460	261,002	$821,113	778,545
% change	4.8%		5.5%

Same Property NOI without Termination Fees or Redevelopments	$233,476	225,015	$702,778	672,529
% change	3.8%		4.5%
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Same Property NOI is a key non-GAAP pro-rata measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to pro-rata Same Property NOI.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published additional financial information in its third quarter 2025 supplemental package that may help investors estimate earnings. A copy of the Company’s third quarter 2025 supplemental package will be available on the Company's website at investors.regencycenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the period ended September 30, 2025. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

Supplemental Information vii

###

Non-GAAP Financial Measures

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP, rather they supplement GAAP measures by providing additional information we believe to be useful to our shareholders. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization related to real estate, and after adjustments for unconsolidated real estate partnerships. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt and derivative adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO to Core Operating Earnings.

Adjusted Funds From Operations is an additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings ("COE") for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation. The Company provides a reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO, to Core Operating Earnings, and to Adjusted Funds from Operations.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Supplemental Information viii

Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results such as our Current 2025 Guidance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “could,” “should,” “would,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “project,” “plan,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Our operations are subject to a number of risks and uncertainties including, but not limited to, those risk factors described in our Securities and Exchange Commission (“SEC”) filings, our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Form 10-K”) under Item 1A, as supplemented by the discussion in Item 1A of Part II of our subsequent Quarterly Reports on Form 10-Q. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC. If any of the events described in the risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements, whether as a result of new information, future events or developments or otherwise, except as to the extent required by law. These risks and events include, without limitation:

Risk Factors Related to the Current Economic and Geopolitical Environments

Interest rates in the current economic environment may adversely impact our cost to borrow, real estate valuation, and stock price. Economic challenges and policy changes may adversely impact our tenants and our business. Unfavorable developments that may affect the banking and financial services industry could adversely affect our business, liquidity and financial condition, and overall results of operations. Current geopolitical challenges could impact the U.S. economy and consumer spending and our results of operations and financial condition. Evolving political and economic events and uncertainties, including tariffs, retaliatory tariffs, international trade disputes, and immigration policies could adversely impact the businesses of our tenants and our business.

Risk Factors Related to Pandemics or other Public Health Crises

Pandemics or other public health crises may adversely affect our tenants financial condition, the profitability of our properties, and our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to Operating Retail-Based Shopping Centers

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses. Shifts in retail trends, sales, and delivery methods between brick-and-mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues, results of operations, and cash flows. Changing economic and retail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow. Our success depends on the continued presence and success of our “anchor” tenants. A percentage of our revenues are derived from “local” tenants and our net income may be adversely impacted if these tenants are not successful, or if the demand for the types or mix of tenants significantly change. We may be unable to collect balances due from tenants in bankruptcy. Many of our costs and expenses associated with operating our properties may remain constant or increase, even if our lease income decreases. Compliance with the Americans with Disabilities Act and other building, fire, and safety regulations may have a material negative effect on us.

Risk Factors Related to Real Estate Investments

Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income. We face risks associated with development, redevelopment, and expansion of properties. We face risks associated with the development of mixed-use commercial properties. We face risks associated with the acquisition of properties. We may be unable to sell properties when desired because of market conditions. Changes in tax laws could impact our acquisition or disposition of real estate.

Risk Factors Related to the Environment Affecting Our Properties

Climate change may adversely impact our properties, some of which may be more vulnerable due to their geographic location, and may lead to additional compliance obligations and costs. Costs of environmental remediation may adversely impact our financial performance and reduce our cash flow.

Risk Factors Related to Corporate Matters

An increased focus on metrics and reporting related to environmental, social, and governance (“ESG”) factors by investors and other stakeholders may impose additional costs and expose us to new risks. An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties. Failure to attract and retain key personnel may adversely affect our business and operations.

Supplemental Information ix

Risk Factors Related to Our Partnerships and Joint Ventures

We do not have voting control over all of the properties owned in our real estate partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued. The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may adversely affect results of operations and financial condition. We depend on external sources of capital, which may not be available in the future on favorable terms or at all. Our debt financing may adversely affect our business and financial condition. Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition. Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations. Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us.

Risk Factors Related to Information Management and Technology

The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data, or of Regency's proprietary or confidential information stored in our information systems or by third parties on our behalf, could impact operations, and expose us to potential liabilities and material adverse financial impact. Any actual or perceived failure to comply with new or existing laws, regulations and other requirements relating to the privacy, security and processing of personal information could adversely affect our business, results of operations, or financial condition. The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

Risk Factors Related to Taxes and the Parent Company’s Qualification as a REIT

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates. Dividends paid by REITs generally do not qualify for reduced tax rates. Certain non-U.S. stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if the Parent Company does not qualify as a “domestically controlled” REIT. Legislative or other actions affecting REITs may have a negative effect on us or our investors. Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities. Partnership tax audit rules could have a material adverse effect.

Risk Factors Related to the Company’s Stock

Restrictions on the ownership of the Parent Company’s capital stock to preserve its REIT status may delay or prevent a change in control. The issuance of the Parent Company's capital stock may delay or prevent a change in control. Ownership in the Parent Company may be diluted in the future. The Parent Company’s amended and restated bylaws provides that the courts located in the State of Florida will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. There is no assurance that we will continue to pay dividends at current or historical rates.

Supplemental Information x

Financial Results Summary

September 30, 2025

(in thousands, except per share data)

	Three Months Ended		Year to Date
	2025	2024	2025	2024
Financial Results

Net income attributable to common shareholders (page 5)	$105,960	$98,056	$314,742	$303,672
Net income per diluted share	$0.58	$0.54	$1.73	$1.66

Nareit Funds From Operations (Nareit FFO) (page 9)	$213,499	$195,085	$636,379	$591,420
Nareit FFO per diluted share	$1.15	$1.07	$3.46	$3.20

Core Operating Earnings (page 9)	$202,610	$187,763	$604,278	$570,084
Core Operating Earnings per diluted share	$1.09	$1.03	$3.29	$3.09

Same Property NOI without termination fees (page 8)	$273,460	$261,002	$821,113	$778,545
% growth	4.8%		5.5%

Operating EBITDAre (page 10)	$266,542	$246,846	$790,604	$742,902

Dividends declared per common share and unit	$0.705	$0.670	$2.115	$2.010
Payout ratio of Core Operating Earnings per share (diluted)	64.7%	65.0%	64.3%	65.0%

Diluted share and unit count

Weighted average shares (diluted) - Net income	182,346	181,772	181,996	183,448
Weighted average shares and units (diluted) - Nareit FFO and Core Operating Earnings	185,494	182,872	183,781	184,548

__________________________________________________________________________________________________

	As of	As of	As of	As of
	9/30/2025	12/31/2024	12/31/2023	12/31/2022
Capital Information

Market price per common share	$72.90	$73.93	$67.00	$62.50

Common shares outstanding	182,232	181,361	184,581	171,125
Exchangeable units held by noncontrolling interests	3,838	1,097	1,107	741
Common shares and equivalents issued and outstanding	186,070	182,458	185,688	171,866
Market equity value of common shares and equivalents	$13,564,503	$13,489,128	$12,441,131	$10,741,627

Preferred stock(1)	$225,000	$225,000	$225,000	$0
Outstanding debt	5,490,222	4,984,071	4,688,805	4,225,014
Less: cash	(205,595)	(61,884)	(91,354)	(68,776)
Net debt and preferred stock	$5,509,627	$5,147,187	$4,822,451	$4,156,238

Total market capitalization	$19,074,130	$18,636,315	$17,263,582	$14,897,865

Debt metrics (pro-rata; trailing 12 months "TTM")(2)

Net Debt and Preferreds-to-Operating EBITDAre	5.3x	5.2x	5.4x	5.0x
Net Debt and Preferreds-to-Operating EBITDAre, adjusted			5.1x

Fixed charge coverage	4.2x	4.3x	4.7x	4.7x

(1)
Regency has outstanding 4.6M shares of 6.25% Series A Cumulative Redeemable Preferred Stock with a liquidation preference of $115M and callable on demand, and 4.4M shares of 5.875% Series B Cumulative Redeemable Preferred Stock with a liquidation preference of $110M and callable on demand.
(2)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 1

Real Estate Portfolio Summary

September 30, 2025

(GLA in thousands)

Consolidated and 100% of Real Estate Partnerships	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024

Number of properties	485	483	483	482	483

Number of retail operating properties	478	476	475	474	473

Number of same properties	466	469	470	397	397

Number of properties in development(1)	7	5	6	6	6

Gross Leasable Area (GLA) - All properties	58,615	57,643	57,654	57,315	57,172

GLA - Retail operating properties	57,732	57,006	56,863	56,523	56,364

GLA - Same properties	55,778	55,675	55,735	50,219	50,272

GLA - Properties in development(1)	883	598	752	752	750

Consolidated and Pro-Rata Share of Real Estate Partnerships

GLA - All properties	50,218	49,166	49,217	48,814	48,842

GLA - Retail operating properties	49,335	48,529	48,502	48,100	48,112

GLA - Same properties(2)	47,642	47,483	47,503	47,483	47,538

Anchor Spaces (≥ 10,000 SF)(2)	29,179	29,193	29,192	29,193	29,226

Shop Spaces (< 10,000 SF)(2)	18,463	18,290	18,311	18,289	18,313

GLA - Properties in development(1)	883	598	675	675	672

% leased - All properties	96.0%	96.2%	96.3%	96.3%	95.6%

% leased - Retail operating properties	96.5%	96.4%	96.5%	96.5%	95.9%

% leased - Same properties(2)	96.4%	96.6%	96.7%	96.6%	96.0%

Anchor Spaces (≥ 10,000 SF)(2)	98.0%	98.2%	98.5%	98.6%	97.9%

Shop Spaces (< 10,000 SF)(2)	93.9%	93.9%	93.7%	93.6%	93.1%

% commenced - Same properties(2)(3)	94.4%	94.0%	93.6%	93.4%	92.5%

Same property NOI Growth without Termination Fees - YTD (see page 8)	5.5%	5.8%	4.3%	3.1%	2.9%

Same property NOI Growth without Termination Fees or Redevelopments - YTD (see page 8)	4.5%	4.9%	3.6%	2.3%	2.1%

Rent spreads - Trailing 12 months(4) (see page 19)	10.5%	9.7%	9.5%	9.5%	9.7%

(1)
Includes current ground-up developments.
(2)
Prior periods adjusted for current same property pool.
(3)
Excludes leases that are signed but have not yet commenced.
(4)
Retail operating properties only. Rent spreads are calculated on a comparable-space, cash basis for new and renewal leases executed.

Amounts may not total due to rounding.

Supplemental Information 2

Consolidated Balance Sheets

September 30, 2025 and December 31, 2024

(in thousands)

	2025	2024
	(unaudited)
Assets:
Net real estate investments:
Real estate assets at cost	$14,342,200	13,698,419
Less: accumulated depreciation	3,180,995	2,960,399
Real estate assets, net	11,161,205	10,738,020
Investments in sales-type lease, net	16,668	16,291
Investments in real estate partnerships	367,837	399,044
Net real estate investments	11,545,710	11,153,355

Properties held for sale, net	53,572	-
Cash, cash equivalents, and restricted cash	205,595	61,884

Tenant receivables, net	24,088	35,306
Straight-line rent receivables, net	174,572	157,507
Other receivables	56,883	62,682
Tenant and other receivables	255,543	255,495

Deferred leasing costs, net	88,838	79,911
Acquired lease intangible assets, net	254,939	229,983
Right of use assets, net	317,580	322,287
Other assets	337,202	289,046

Total assets	$13,058,979	12,391,961

Liabilities and Equity:
Liabilities:
Notes payable, net	$4,885,954	4,343,700
Unsecured credit facility	30,000	65,000
Total notes payable	4,915,954	4,408,700

Accounts payable and other liabilities	396,817	392,302
Acquired lease intangible liabilities, net	362,040	364,608
Lease liabilities	243,272	244,861
Tenants' security, escrow deposits, and prepaid rent	80,840	81,183
Total liabilities	5,998,923	5,491,654

Equity:
Shareholders' Equity:
Preferred stock	225,000	225,000
Common stock	1,822	1,814
Treasury stock	(30,641)	(28,045)
Additional paid in capital	8,654,914	8,503,227
Accumulated other comprehensive (loss) income	(4,299)	2,226
Distributions in excess of net income	(2,049,762)	(1,980,076)
Total shareholders' equity	6,797,034	6,724,146

Noncontrolling Interests:
Exchangeable operating partnership units	137,745	40,744
Limited partners' interests in consolidated partnerships	125,277	135,417
Total noncontrolling interests	263,022	176,161
Total equity	7,060,056	6,900,307

Total liabilities and equity	$13,058,979	12,391,961

These consolidated balance sheets should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 3

Supplemental Details of Assets and Liabilities (Real Estate Partnerships Only)

September 30, 2025 and December 31, 2024

(in thousands)

	Noncontrolling Interests		Share of Unconsolidated Real Estate Partnerships
	2025	2024	2025	2024
Assets:
Real estate assets at cost	$(107,033)	(111,047)	$1,370,821	1,385,178
Less: accumulated depreciation	(17,508)	(18,237)	533,383	519,397
Real estate assets, net	(89,525)	(92,810)	837,438	865,781
Investments in sales-type lease, net	(2,870)	(2,798)	37,904	36,444
Net real estate investments	(92,395)	(95,608)	875,342	902,225

Cash, cash equivalents, and restricted cash	(55,334)	(65,217)	26,902	22,323

Tenant receivables, net	(323)	(304)	2,384	3,771
Straight-line rent receivables, net	(2,408)	(2,707)	22,920	22,813
Other receivables	(180)	(342)	390	2,122
Tenant and other receivables	(2,911)	(3,353)	25,694	28,706

Deferred leasing costs, net	(1,840)	(2,004)	16,694	17,586
Acquired lease intangible assets, net	(861)	(1,037)	7,911	8,612
Right of use assets, net	(1,576)	(1,626)	4,791	4,834
Other assets	(539)	(694)	28,672	31,476

Total assets	$(155,456)	(169,539)	$986,006	1,015,762

Liabilities:
Notes payable, net	$(25,317)	(27,191)	$574,268	575,371
Accounts payable and other liabilities	(2,308)	(4,250)	30,417	28,104
Acquired lease intangible liabilities, net	(138)	(195)	5,868	5,491
Lease liabilities	(2,033)	(2,056)	3,254	3,267
Tenants' security, escrow deposits, and prepaid rent	(383)	(430)	4,362	4,485

Total liabilities	$(30,179)	(34,122)	$618,169	616,718

Note

Noncontrolling interests represent limited partners' interests in consolidated Real Estate Partnerships' activities and Share of Unconsolidated Real Estate Partnerships represents the Company's share of investments in unconsolidated Real Estate Partnerships' activities, of which each are included on a single line presentation in the Company's consolidated financial statements in accordance with GAAP.

Supplemental Information 4

Consolidated Statements of Operations

For the Periods Ended September 30, 2025 and 2024

(in thousands)

(unaudited)

	Three Months Ended		Year to Date
	2025	2024	2025	2024
Revenues:
Lease income	$377,761	349,057	$1,117,945	1,050,008
Other property income	3,089	4,444	10,609	11,464
Management, transaction, and other fees	6,720	6,765	20,776	19,896
Total revenues	387,570	360,266	1,149,330	1,081,368

Operating Expenses:
Depreciation and amortization	102,799	100,955	299,108	299,508
Property operating expense	65,471	60,477	194,689	183,242
Real estate taxes	47,080	45,729	140,940	135,514
General and administrative	27,060	25,073	74,140	75,443
Other operating expenses	1,770	3,654	5,402	9,363
Total operating expenses	244,180	235,888	714,279	703,070

Other Expense, net:
Interest expense, net	51,323	47,022	149,608	133,068
Provision for impairment of real estate	3,374	-	4,636	-
Gain on sale of real estate, net of tax	(6,198)	(11,360)	(6,005)	(33,844)
Loss on early extinguishment of debt	-	-	-	180
Net investment income	(2,602)	(1,372)	(2,629)	(4,506)
Total other expense, net	45,897	34,290	145,610	94,898

Income before equity in income of
investments in real estate partnerships	97,493	90,088	289,441	283,400

Equity in income of investments in real estate partnerships	15,124	13,488	43,378	37,763

Net income	112,617	103,576	332,819	321,163

Noncontrolling Interests:
Exchangeable operating partnership units	(1,664)	(593)	(2,892)	(1,836)
Limited partners' interests in consolidated partnerships	(1,580)	(1,514)	(4,946)	(5,416)
Net income attributable to noncontrolling interests	(3,244)	(2,107)	(7,838)	(7,252)

Net income attributable to the Company	109,373	101,469	324,981	313,911

Preferred stock dividends	(3,413)	(3,413)	(10,239)	(10,239)
Net income attributable to common shareholders	$105,960	98,056	$314,742	303,672

These consolidated statements of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.
Supplemental Information 5

Supplemental Details of Operations (Consolidated Only)

For the Periods Ended September 30, 2025 and 2024

(in thousands)

		Three Months Ended		Year to Date
		2025	2024	2025	2024
	Revenues:
*	Base rent	$265,289	246,531	$778,216	736,142
*	Recoveries from tenants	92,406	84,795	275,392	254,623
*	Percentage rent	1,950	2,155	11,558	11,958
*	Termination fees	927	679	4,973	3,910
*	Uncollectible lease income	53	(342)	(1,906)	(3,433)
*	Other lease income	4,609	4,350	13,310	12,941
	Straight-line rent on lease income	6,743	5,163	18,137	14,877
	Above/below market rent amortization	5,784	5,726	18,265	18,990
	Lease income, net	377,761	349,057	1,117,945	1,050,008

*	Other property income	3,089	4,444	10,609	11,464

	Property management fees	3,935	3,909	12,196	11,765
	Asset management fees	1,777	1,693	5,240	4,915
	Leasing commissions and other fees	1,008	1,163	3,340	3,216
	Management, transaction, and other fees	6,720	6,765	20,776	19,896

	Total revenues	$387,570	360,266	$1,149,330	1,081,368

	Operating Expenses:
	Depreciation and amortization (including FF&E)	$102,799	100,955	$299,108	299,508

*	Operating and maintenance	60,813	56,185	181,612	170,058
*	Ground rent	3,787	3,419	10,442	10,559
*	Termination expense	-	-	24	5
	Straight-line rent on ground rent	336	337	1,009	1,014
	Above/below market ground rent amortization	535	536	1,602	1,606
	Property operating expense	65,471	60,477	194,689	183,242

*	Real estate taxes	47,080	45,729	140,940	135,514

	Gross general & administrative	24,652	23,784	72,770	69,787
	Stock-based compensation	5,321	4,776	16,219	14,078
	Capitalized direct overhead costs	(5,126)	(4,407)	(16,809)	(12,037)
	General & administrative, net (1)	24,847	24,153	72,180	71,828
	Loss on deferred compensation plan (2)	2,213	920	1,960	3,615
	General & administrative	27,060	25,073	74,140	75,443

	Other expenses	1,777	1,034	4,721	2,127
	Development pursuit costs (income), net	(7)	245	681	167
	Merger transition costs	-	2,375	-	7,069
	Other operating expenses	1,770	3,654	5,402	9,363

	Total operating expenses	$244,180	235,888	$714,279	703,070

	Other Expense, net:
	Gross interest expense	$52,278	46,735	$150,878	136,378
	Derivative amortization	226	246	677	503
	Debt cost amortization	2,003	1,656	5,565	5,142
	Debt and derivative mark-to-market amortization	1,805	1,613	4,703	4,092
	Capitalized interest	(2,768)	(1,636)	(7,302)	(4,812)
	Interest income	(2,221)	(1,592)	(4,913)	(8,235)
	Interest expense, net	51,323	47,022	149,608	133,068

	Provision for impairment of real estate	3,374	-	4,636	-
	Gain on sale of real estate, net of tax	(6,198)	(11,360)	(6,005)	(33,844)
	Loss on early extinguishment of debt	-	-	-	180
	Net investment income (2)	(2,602)	(1,372)	(2,629)	(4,506)

	Total other expense, net	$45,897	34,290	$145,610	94,898

	Consolidated NOI	$256,643	237,279	$759,134	711,469

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 27.
(2)
The change in value of participant obligations within Regency’s non-qualified deferred compensation plan is included in General and administrative expense, which is offset by changes in value of assets held in the plan which is included in Net investment (income) expense.

These consolidated supplemental details of operations should be read in conjunction with the Company's most recent Form 10-Q and Form 10-K filed with the Securities and Exchange Commission.

Supplemental Information 6

Supplemental Details of Operations (Real Estate Partnerships Only)

For the Periods Ended September 30, 2025 and 2024

(in thousands)

		Noncontrolling Interests				Share of Unconsolidated Real Estate Partnerships
		Three Months Ended		Year to Date		Three Months Ended		Year to Date
		2025	2024	2025	2024	2025	2024	2025	2024
	Revenues:
*	Base rent	$(2,155)	(2,259)	$(6,847)	(6,705)	$27,851	26,853	$83,680	79,375
*	Recoveries from tenants	(584)	(632)	(1,873)	(1,994)	9,326	8,688	29,235	26,537
*	Percentage rent	(19)	(4)	(28)	(5)	307	282	1,669	1,550
*	Termination fees	(15)	(1)	(209)	(3)	50	72	374	248
*	Uncollectible lease income	2	3	41	41	(15)	(128)	(5)	(724)
*	Other lease income	(35)	(35)	(115)	(113)	390	395	1,168	1,192
	Straight-line rent on lease income	(31)	69	(144)	(726)	930	1,212	2,432	2,107
	Above/below market rent amortization	(23)	4	18	(8)	207	186	609	563
	Lease income	(2,860)	(2,855)	(9,157)	(9,513)	39,046	37,560	119,162	110,848

*	Other property income	(43)	(3)	(71)	(6)	155	203	655	558

	Asset management fees	-	-	-	-	(267)	(238)	(794)	(707)

	Total revenues	$(2,903)	(2,858)	(9,228)	(9,519)	$38,934	37,525	119,023	110,699

	Operating Expenses:
	Depreciation and amortization (including FF&E)	(781)	(860)	(2,542)	(2,465)	8,670	8,342	26,664	24,699

*	Operating and maintenance	(471)	(452)	(1,634)	(1,433)	5,909	5,607	18,650	17,654
*	Ground rent	(38)	(32)	(107)	(94)	73	65	214	202
	Straight-line rent on ground rent	(13)	(13)	(39)	(39)	-	-	-	20
	Above/below market ground rent amortization	-	-	-	-	10	10	30	29
	Property operating expense	(522)	(497)	(1,780)	(1,566)	5,992	5,682	18,894	17,905

*	Real estate taxes	(342)	(348)	(959)	(1,077)	4,859	4,713	14,305	13,678

	General & administrative, net (1)	-	-	-	-	65	70	216	230

	Other operating expenses	687	722	2,119	2,240	203	197	1,071	1,307

	Total operating expenses	$(958)	(983)	(3,162)	(2,868)	$19,789	19,004	61,150	57,819

	Other Expense, net:
	Gross interest expense	(367)	(368)	(1,127)	(1,256)	5,597	4,916	16,818	14,801
	Debt cost amortization	(10)	(14)	(33)	(42)	203	220	640	667
	Debt and derivative mark-to-market amortization	(14)	(14)	(41)	(41)	25	94	(44)	282
	Capitalized interest	-	-	-	-	(420)	-	(1,260)	-
	Interest income	26	35	81	104	(150)	(192)	(477)	(624)
	Interest expense, net	(365)	(361)	(1,120)	(1,235)	5,255	5,038	15,677	15,126

	Gain on sale of real estate	-	-	-	-	(1,234)	(5)	(1,182)	(9)

	Total other expense, net	$(365)	(361)	(1,120)	(1,235)	$4,021	5,033	14,495	15,117

	Share of NOI	$(1,998)	(2,099)	(6,402)	(6,181)	$27,223	25,980	83,607	77,202

* Component of Net Operating Income

(1)
General & administrative, net is referenced and reflected as G&A expense, net in earnings guidance on page 27.

Note

Noncontrolling interests represent limited partners’ interests in consolidated Real Estate Partnerships’ activities and Share of Share of Unconsolidated Real Estate Partnerships represents the Company’s share of investments in unconsolidated Real Estate Partnerships’ activities, of which each are included on a single line presentation in the Company’s consolidated financial statements in accordance with GAAP.

Supplemental Information 7

Supplemental Details of Same Property NOI (Pro-Rata)

For the Periods Ended September 30, 2025 and 2024

(in thousands)

	Three Months Ended		Year to Date
	2025	2024	2025	2024
Same Property NOI Detail:

Real Estate Revenues:
Base rent	$284,146	271,887	$845,666	811,610
Recoveries from tenants	99,089	93,047	298,854	280,255
Percentage rent	2,213	2,424	13,117	13,400
Termination fees	777	749	5,146	4,160
Uncollectible lease income	159	(466)	(1,822)	(3,880)
Other lease income	4,991	4,803	14,504	14,195
Other property income	2,446	4,032	9,058	8,930
Total real estate revenues	393,821	376,476	1,184,523	1,128,670

Real Estate Operating Expenses:
Operating and maintenance	64,932	61,062	195,313	186,868
Termination expense	-	-	-	5
Real estate taxes	50,540	49,880	151,576	147,426
Ground rent	4,112	3,783	11,375	11,671
Total real estate operating expenses	119,584	114,725	358,264	345,970

Same Property NOI	$274,237	261,751	$826,259	782,700
% change	4.8%		5.6%

Same Property NOI without Termination Fees	$273,460	261,002	$821,113	778,545
% change	4.8%		5.5%

Same Property NOI without Termination Fees or Redevelopments	$233,476	225,015	$702,778	672,529
% change	3.8%		4.5%

Percent Contribution to Same Property NOI Performance:
Base rent	4.7%		4.4%
Uncollectible lease income	0.2%		0.3%
Net expense recoveries	0.5%		0.8%
Other lease / property income	-0.5%		0.1%
Percentage rent	-0.1%		0.0%
Same Property NOI without Termination Fees (% impact)	4.8%		5.5%

Reconciliation of Net Income Attributable to Common Shareholders to Same Property NOI:

Net income attributable to common shareholders	$105,960	98,056	$314,742	303,672
Less:
Management, transaction, and other fees	(6,720)	(6,765)	(20,776)	(19,896)
Other (1)	(13,654)	(12,115)	(40,193)	(37,428)
Plus:
Depreciation and amortization	102,799	100,955	299,108	299,508
General and administrative	27,060	25,073	74,140	75,443
Other operating expense	1,770	3,654	5,402	9,363
Other expense, net	45,897	34,290	145,610	94,898
Equity in income of investments in real estate partnerships excluded from NOI (2)	12,099	12,492	40,229	39,439
Net income attributable to noncontrolling interests	3,244	2,107	7,838	7,252
Preferred stock dividends and issuance costs	3,413	3,413	10,239	10,239
NOI	281,868	261,160	836,339	782,490

Less non-same property NOI (3)	(7,631)	591	(10,080)	210
Same Property NOI	$274,237	261,751	$826,259	782,700

Less: Termination fees	(777)	(749)	(5,146)	(4,155)
Pro-rata same property NOI excluding termination fees	$273,460	261,002	$821,113	778,545
(1)
Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)
Includes non-NOI income and expenses incurred at our unconsolidated Real Estate Partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3)
Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Supplemental Information 8

Reconciliations of Non-GAAP Financial Measures

For the Periods Ended September 30, 2025 and 2024

(in thousands, except per share data)

	Three Months Ended		Year to Date
	2025	2024	2025	2024

Reconciliation of Net Income Attributable to Common Shareholders to Nareit FFO:

Net Income Attributable to Common Shareholders	$105,960	98,056	$314,742	303,672
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	109,933	107,801	321,296	319,765
Gain on sale of real estate, net of tax	(7,432)	(11,365)	(7,187)	(33,853)
Provision for impairment of real estate	3,374	-	4,636	-
Exchangeable operating partnership units	1,664	593	2,892	1,836
Nareit FFO	$213,499	195,085	$636,379	591,420

Nareit FFO per share (diluted)	$1.15	1.07	$3.46	3.20
Weighted average shares (diluted)	185,494	182,872	183,781	184,548

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit FFO	$213,499	195,085	$636,379	591,420
Adjustments to reconcile to Core Operating Earnings (1):
Not Comparable Items
Merger transition costs	-	2,375	-	7,069
Loss on early extinguishment of debt	-	-	-	180
Certain Non-Cash Items
Straight-line rent	(6,773)	(5,886)	(20,070)	(16,907)
Uncollectible straight-line rent	(509)	(134)	611	1,899
Above/below market rent amortization, net	(5,423)	(5,370)	(17,260)	(17,910)
Debt and derivative mark-to-market amortization	1,816	1,693	4,618	4,333
Core Operating Earnings	$202,610	187,763	$604,278	570,084

Core Operating Earnings per share (diluted)	$1.09	1.03	$3.29	3.09
Weighted average shares (diluted)	185,494	182,872	183,781	184,548

Reconciliation of Core Operating Earnings to AFFO:

Core Operating Earnings	$202,610	187,763	$604,278	570,084
Adjustments to reconcile to AFFO (1):
Operating capital expenditures	(33,832)	(36,430)	(90,109)	(91,168)
Debt cost and derivative adjustments	2,423	2,107	6,849	6,269
Stock-based compensation	5,321	4,776	16,219	14,078
AFFO	$176,522	158,216	$537,237	499,263
(1)
Includes Regency’s consolidated entities and its pro-rata share of unconsolidated Real Estate Partnerships, net of pro-rata share attributable to noncontrolling interests, which can be found on page 4 and 7.

Supplemental Information 9

Capital Expenditures and Additional Disclosures

For the Periods Ended September 30, 2025 and 2024

(in thousands)

	Three Months Ended		Year to Date
	2025	2024	2025	2024
Capital Expenditures:

Operating Properties (1)
Tenant allowance and landlord work	$18,377	22,065	$51,236	59,785
Leasing commissions	5,345	4,014	15,888	12,269
Leasing Capital Expenditures	23,722	26,079	67,124	72,054

Building improvements	10,110	10,351	22,985	19,114
Operating Capital Expenditures	$33,832	36,430	$90,109	91,168

Development & Redevelopment Properties (1)
Ground-up development	$38,758	23,332	$114,378	54,144
Redevelopment	45,692	42,608	110,393	104,364
Development & Redevelopment Expenditures	$84,450	65,940	$224,771	158,508

Reconciliation of Net Income to Nareit EBITDAre:

Net Income	$112,617	103,576	$332,819	321,163
Adjustments to reconcile to Nareit EBITDAre (2):
Interest expense	58,949	53,844	170,675	157,053
Income tax expense	311	423	695	696
Depreciation and amortization	111,469	109,297	325,772	324,207
Gain on sale of real estate, net of tax	(7,432)	(11,365)	(7,187)	(33,853)
Provision for impairment of real estate	3,374	-	4,636	-
Nareit EBITDAre	$279,288	255,775	$827,410	769,266

Reconciliation of Nareit EBITDAre to Operating EBITDAre:

Nareit EBITDAre	$279,288	255,775	$827,410	769,266
Adjustments to reconcile to Operating EBITDAre (2):
Merger transition costs	-	2,375	-	7,069
Loss on early extinguishment of debt	-	-	-	180
Straight-line rent, net	(7,300)	(5,938)	(19,564)	(15,695)
Above/below market rent amortization, net	(5,446)	(5,366)	(17,242)	(17,918)
Operating EBITDAre	$266,542	246,846	$790,604	742,902
(1)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated Real Estate Partnerships, net of pro-rata share attributable to noncontrolling interests.
(2)
Includes Regency's consolidated entities and its pro-rata share of unconsolidated Real Estate Partnerships.
Supplemental Information 10

Summary of Consolidated Debt

September 30, 2025 and December 31, 2024

(in thousands)

Total Debt Outstanding:	9/30/2025	12/31/2024
Notes Payable:
Fixed rate mortgage loans(1)	$764,517	$610,234
Variable rate mortgage loans	-	9,586
Fixed rate unsecured public debt	3,922,586	3,526,128
Fixed rate unsecured private debt	198,851	197,752
Unsecured credit facility:
Revolving line of credit	30,000	65,000
Total	$4,915,954	$4,408,700

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities (2)	Total	Weighted Average Contractual Interest Rate on Maturities
2025	$3,160	16,000	250,000	269,160	3.90%
2026	12,836	147,851	200,000	360,687	3.94%
2027	10,051	222,558	525,000	757,609	3.65%
2028	8,365	51,939	330,000	390,304	4.43%
2029	5,619	97,120	425,000	527,739	3.19%
2030	5,445	2,163	600,000	607,608	3.70%
2031	5,263	30,902	-	36,165	3.68%
2032	3,120	57,121	400,000	460,241	4.84%
2033	2,992	-	-	2,992
2034	3,117	-	400,000	403,117	5.25%
>10 years	9,718	102,651	1,050,000	1,162,369	4.65%
Unamortized debt premium/(discount), net of issuance costs	-	(33,474)	(28,563)	(62,037)
	$69,686	694,831	4,151,437	4,915,954	4.18%

Percentage of Total Debt:	9/30/2025	12/31/2024
Fixed	99.4%	98.3%
Variable	0.6%	1.7%

Current Weighted Average Contractual Interest Rates:(3)
Fixed	4.2%	4.1%
Variable	5.0%	5.5%
Combined	4.2%	4.1%

Current Weighted Average Effective Interest Rate:(4)
Combined	4.5%	4.4%

Average Years to Maturity:
Fixed	7.0	7.4
Variable	2.6	3.2
(1)
Includes variable rate mortgage loans that have been fixed through interest rate swaps.
(2)
Includes unsecured public and private placement debt and any drawn balance on unsecured revolving line of credit.
(3)
Interest rates are calculated as of the quarter end.
(4)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility fees.

Supplemental Information 11

Details of Consolidated Debt

September 30, 2025 and December 31, 2024

(in thousands)

		Contractual		Effective
Lender	Collateral	Rate		Rate(1)	Maturity	9/30/2025	12/31/2024
Secured Debt - Fixed Rate Mortgage Loans
Prudential Insurance Company of America	Country Walk Plaza	3.91%			11/05/25	$16,000	$16,000
Metropolitan Life Insurance Company	Westbury Plaza	3.76%			02/01/26	88,000	88,000
M&T Bank	Cos Cob Plaza & Greenwich Commons	3.48%			10/01/26	8,132	8,409
PNC Bank	The Longmeadow Shops	5.56%			12/01/26	13,000	13,000
Santander Bank	Baederwood Shoppes	3.28%			12/19/26	24,365	24,365
TD Bank	Black Rock Shopping Center	6.03%			12/31/26	14,993	15,148
Voya Retire Insurance and Annuity Co.	Meadtown Shopping Center	3.85%			01/01/27	8,842	9,070
Voya Retire Insurance and Annuity Co.	Midland Park Shopping Center	3.85%			01/01/27	16,735	17,166
Voya Retire Insurance and Annuity Co.	Valley Ridge Shopping Center	3.85%			01/01/27	15,841	16,249
Voya Retire Insurance and Annuity Co.	Cedar Hill Shopping Center	3.85%			01/01/27	6,643	6,815
The Guardian Life Insurance of America	Willa Springs	3.81%			03/01/27	16,700	16,700
The Guardian Life Insurance of America	Alden Bridge	3.81%			03/01/27	26,000	26,000
The Guardian Life Insurance of America	Bethany Park Place	3.81%			03/01/27	10,200	10,200
The Guardian Life Insurance of America	Blossom Valley	3.81%			03/01/27	22,300	22,300
The Guardian Life Insurance of America	Dunwoody Hall	3.81%			03/01/27	13,800	13,800
The Guardian Life Insurance of America	Hasley Canyon Village	3.81%			03/01/27	16,000	16,000
PNC Bank	Fellsway Plaza	4.06%			06/02/27	33,870	34,300
M&T Bank	Ridgeway Shopping Center	3.40%			07/01/27	41,005	41,940
New York Life Insurance	Oak Shade Town Center	6.05%			05/10/28	2,595	3,253
Provident Bank	Washington Commons	4.83%			08/15/28	8,284	8,494
TD Bank	Brick Walk Shopping Center	6.71%			09/19/28	30,327	30,591
New York Life Insurance	Von's Circle Center	5.20%			10/10/28	2,848	3,475
Bank of New York Mellon	Putnam Plaza	4.81%			10/17/28	16,629	-
American United Life Insurance Company	Ferry Plaza	4.63%			04/01/29	8,217	8,471
M&T Bank	Old Kings Market	4.82%			04/03/29	22,238	22,607
Bank of New York Mellon	Lakeview Shopping Center	3.63%			06/25/29	10,476	10,680
State Farm	Brentwood Place	3.50%			09/01/29	43,500	-
The Prudential Insurance Company of America	Shops at Erwin Mill	5.71%			09/05/29	12,000	12,000
Bank of New York Mellon	McLean Plaza	5.74%			11/18/29	5,000	5,000
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	5.05%			03/29/30	513	513
Tanglewood Shopping Center Co.	Tanglewood Shopping Center	4.55%			03/29/30	1,650	1,650
Security Life of Denver Insurance Co.	Newfield Green	3.89%			08/01/31	18,318	18,737
American United Life Insurance Company	Village Shopping Center	3.50%			11/01/31	19,372	19,705
RGA Reinsurance Company	Boonton Shopping Center	3.45%			01/01/32	10,182	10,358
Bank of New York Mellon	The Dock-Dockside & The Dock-Railside	3.05%			01/31/32	32,323	32,908
Bank of New York Mellon	High Ridge Center	5.55%			02/20/32	10,000	-
City of Rollingwood	Shops at Mira Vista	8.00%			03/01/32	141	151
John Hancock	Terrace Shops	3.87%			06/01/32	14,082	-
First County Bank	Old Greenwich CVS	5.63%			06/01/37	811	846
John Hancock	Sendero Marketplace	4.45%			07/01/37	6,600	-
John Hancock	Sendero Marketplace	4.52%			07/01/37	38,195	-
State Farm	Bridgepark Plaza	3.63%			03/01/38	17,664	-
John Hancock	Mercantile East	4.07%			08/01/38	33,000	-
John Hancock	Mercantile West	4.26%			10/01/38	40,600	-
JTS Capital	High Ridge Center	3.65%			03/01/25	-	8,825
PNC Bank	Circle Marina Center	2.54%			03/17/25	-	24,000
Unamortized discount on assumed debt of acquired properties, net of issuance costs						(33,474)	(7,492)
Total Fixed Rate Mortgage Loans		4.12%		4.46%		$764,517	$610,234

Unsecured Debt
Debt Offering (8/17/15)	Fixed-rate unsecured	3.90%			11/03/25	$250,000	$250,000
Debt Placement (5/11/16)	Fixed-rate unsecured	3.81%			05/11/26	100,000	100,000
Debt Placement (8/11/16)	Fixed-rate unsecured	3.91%			08/11/26	100,000	100,000
Debt Offering (1/17/17)	Fixed-rate unsecured	3.60%			02/01/27	525,000	525,000
Debt Offering (3/9/18)	Fixed-rate unsecured	4.13%			03/15/28	300,000	300,000
Debt Offering (8/13/19)	Fixed-rate unsecured	2.95%			09/15/29	425,000	425,000
Debt Offering (5/13/20)	Fixed-rate unsecured	3.70%			06/15/30	600,000	600,000
Debt Offering (5/8/25)	Fixed-rate unsecured	5.00%			07/15/32	400,000	-
Debt Offering (1/18/24)	Fixed-rate unsecured	5.25%			01/15/34	400,000	400,000
Debt Offering (8/15/24)	Fixed-rate unsecured	5.10%			01/15/35	325,000	325,000
Debt Offering (1/17/17)	Fixed-rate unsecured	4.40%			02/01/47	425,000	425,000
Debt Offering (3/6/19)	Fixed-rate unsecured	4.65%			03/15/49	300,000	300,000
Revolving Line of Credit	Variable-rate unsecured	Adjusted SOFR + 0.685%	(2)		03/23/28	30,000	65,000
Unamortized debt discount and issuance costs						(28,563)	(26,120)
Total Unsecured Debt, Net of Discounts		4.19%		4.35%		$4,151,437	$3,788,880

Variable Rate Mortgage Loans
PNC Bank	Market at Springwoods Village	SOFR + 1.40%			03/28/27	$-	$3,750
Wells Fargo Bank	Orangetown Shopping Center	SOFR + 2.33%			10/01/28	-	5,885
Unamortized debt discount and issuance costs						-	(49)
Total Variable Rate Mortgage Loans						$-	$9,586

		4.18%		4.47%		$4,915,954	$4,408,700
(1)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost amortization, interest rate swaps, and facility and unused fees.
(2)
The interest rate is SOFR plus a 0.100% market adjustment ("Adjusted SOFR") plus our applicable margin of 0.685%. Rate applies to drawn balance only. Additional annual facility fee of 0.115% applies to entire $1.5 billion line of credit. Expiration is subject to two additional six-month periods at the Company’s option.

Supplemental Information 12

Summary of Unsecured Debt Covenants and Leverage Ratios

September 30, 2025

(in thousands)

Outstanding Unsecured Public Debt:	Origination	Maturity	Rate	Balance
	08/17/15	11/01/25	3.900%	$250,000
	01/17/17	02/01/27	3.600%	$525,000
	03/09/18	03/15/28	4.125%	$300,000
	08/20/19	09/15/29	2.950%	$425,000
	05/13/20	06/15/30	3.700%	$600,000
	05/13/25	07/15/32	5.000%	$400,000
	01/18/24	01/15/34	5.250%	$400,000
	08/15/24	01/15/35	5.100%	$325,000
	01/17/17	02/01/47	4.400%	$425,000
	03/06/19	03/15/49	4.650%	$300,000

Unsecured Public Debt Covenants:	Required	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024

Fair Market Value Calculation Method Covenants(1)(2)

Total Consolidated Debt to Total Consolidated Assets	≤ 65%	28%	28%	27%	27%	27%
Secured Consolidated Debt to Total Consolidated Assets	≤ 40%	4%	4%	4%	4%	4%
Consolidated Income for Debt Service to Consolidated Debt Service	≥ 1.5x	4.7x	4.6x	4.8x	4.9x	4.9x
Unencumbered Consolidated Assets to Unsecured Consolidated Debt	>150%	378%	374%	380%	396%	397%

Ratios:(3)		9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Consolidated Only

Net debt to total market capitalization		25.5%	26.0%	25.0%	24.1%	24.2%
Net debt to real estate assets, before depreciation		31.8%	32.2%	31.8%	30.8%	30.5%
Net debt to total assets, before depreciation		29.4%	29.6%	29.4%	28.4%	28.1%

Net debt and preferreds to Operating EBITDAre - TTM		4.8x	4.9x	4.9x	4.7x	4.7x
Net debt and preferreds to Operating EBITDAre - TTM, adjusted(3)
Fixed charge coverage		4.6x	4.6x	4.7x	4.7x	4.9x
Interest coverage		5.2x	5.2x	5.3x	5.3x	5.6x

Unsecured assets to total real estate assets		86.9%	88.3%	88.3%	88.8%	87.9%
Unsecured NOI to total NOI - TTM		89.5%	89.4%	89.4%	89.3%	88.7%
Unencumbered assets to unsecured debt		300%	295%	306%	319%	321%

Total Pro-Rata Share

Net debt to total market capitalization		27.7%	28.3%	27.3%	26.4%	26.6%
Net debt to real estate assets, before depreciation		33.4%	33.8%	33.4%	32.5%	32.3%
Net debt to total assets, before depreciation		30.7%	31.0%	30.8%	30.0%	29.7%

Net debt and preferreds to Operating EBITDAre - TTM		5.3x	5.3x	5.3x	5.2x	5.2x
Net debt and preferreds to Operating EBITDAre - TTM, adjusted(3)
Fixed charge coverage		4.2x	4.2x	4.3x	4.3x	4.5x
Interest coverage		4.7x	4.7x	4.8x	4.8x	5.1x
(1)
For a complete listing of all Debt Covenants related to the Company’s Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company’s filings with the Securities and Exchange Commission.
(2)
Current period debt covenants are finalized and submitted after the Company’s most recent Form 10-Q or Form 10-K filing.
(3)
In light of the merger with UBP on August 18, 2023, adjusted debt metric calculations include legacy Regency results for the trailing 12 months and the annualized contribution from UBP post merger.

Supplemental Information 13

Summary of Unconsolidated Debt

September 30, 2025 and December 31, 2024

(in thousands)

Total Debt Outstanding:	9/30/2025	12/31/2024
Mortgage loans payable:
Fixed rate secured loans	$1,485,000	$1,459,373
Variable rate secured loans	78,065	69,379
Unsecured credit facility variable rate	20,000	35,800
Total	$1,583,065	$1,564,552

Schedule of Maturities by Year:	Scheduled Principal Payments	Mortgage Loan Maturities	Unsecured Maturities	Total	Weighted Average Contractual Interest Rate on Maturities	Regency's Pro Rata Share	Regency's Pro Rata Weighted Average Contractual Interest Rate on Maturities
2025	$1,946	68,734	-	70,680	3.50%	28,127	3.50%
2026	7,131	293,335	20,000	320,466	5.38%	116,223	5.61%
2027	7,303	32,800	-	40,103	2.60%	13,417	2.41%
2028	4,097	231,235	-	235,332	4.86%	81,592	4.98%
2029	2,855	104,434	-	107,289	5.00%	37,157	5.26%
2030	2,349	215,893	-	218,242	3.39%	77,886	3.17%
2031	958	352,240	-	353,198	3.13%	137,264	3.13%
2032	585	206,533	-	207,118	3.56%	71,238	3.38%
2033	406	-	-	406	0.00%	81	-
2034	210	37,497	-	37,707	6.11%	13,941	6.27%
Unamortized debt premium/(discount) and issuance costs (2)	-	(7,476)	-	(7,476)		(2,658)
	$27,840	1,535,225	20,000	1,583,065	4.14%	574,268	4.14%

Percentage of Total Debt:	9/30/2025	12/31/2024
Fixed	93.8%	93.3%
Variable	6.2%	6.7%

Current Weighted Average Contractual Interest Rates:(1)
Fixed	4.0%	3.9%
Variable	6.7%	6.8%
Combined	4.1%	4.1%

Current Weighted Average Effective Interest Rates:(2)
Combined	4.3%	4.2%

Average Years to Maturity:
Fixed	4.1	4.5
Variable	1.1	1.6
(1)
Interest rates are calculated as of the quarter end.
(2)
Effective interest rates are calculated in accordance with US GAAP, as of the quarter end, and include the impact of debt premium/(discount) amortization, issuance cost, amortization, interest rate swaps, and facility and unused fees.

Supplemental Information 14

Unconsolidated Real Estate Partnerships

September 30, 2025

(in thousands)

					Regency
Investment Partner and	Number of	Total	Total	Total	Ownership	Share	Investment	Equity
Portfolio Summary Abbreviation	Properties	GLA	Assets	Debt	Interest	of Debt	9/30/2025	in Income

State of Oregon
(JV-C2)	23	2,649	$646,796	$305,367	20.00%	$61,073	$60,745	$3,423
(JV-CCV)	1	607	97,833	74,847	30.00%	22,454	6,334	1,643
	24	3,256	744,629	380,214
GRI
(JV-GRI) (1)	66	8,470	1,444,433	931,813	40.00%	372,725	134,279	31,078

Publix
(JV-O)	2	215	26,565	-	50.00%	-	13,003	1,376

Individual Investors
Ballard Blocks	2	249	113,740	-	49.90%	-	58,362	1,310
Bloom on Third	1	73	273,914	146,220	35.00%	51,177	46,277	1,363
Others (2) (3)	6	859	197,178	124,818	11.80% - 83.00%	66,839	48,837	3,185

	101	13,122	$2,800,459	$1,583,065		$574,268	$367,837	$43,378
(1)
Subsequent to quarter end, the Company completed a property distribution with its partner involving 11 shopping centers within our Regency-GRI joint venture, resulting in Regency owning 100% of five properties and its partner owning 100% of six properties.
(2)
Effective January 1, 2025, Regency acquired its partner’s 33.3% share in a single property partnership for a total purchase price of $10.3 million. Upon acquisition, this property was consolidated into Regency’s financial statements.
(3)
Effective August 1, 2025, Regency acquired its partners' 50% shares in two single property partnerships for a total purchase price of $14.5 million and $9.2 million, respectively. Upon acquisition, these properties were consolidated into Regency’s financial statements.

Supplemental Information 15

Property Transactions

September 30, 2025

(in thousands)

Acquisitions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	REG Share of Purchase Price	Weighted Average Cap Rate	Anchor(s)

Jan-25	Putnam Plaza	33% Partner Buyout	Carmel, NY	189	$10,332		Top's Friendly Market

Jan-25	Orange Meadow (Outparcel)		Orange, CT	6	4,200

Mar-25	Brentwood Place		Nashville, TN	319	118,500		TJ Maxx, Nordstrom Rack

May-25	Armonk Square	State of Oregon (20%)	Armonk, NY	48	5,250		DeCicco & Sons

Jul-25	Rancho Mission Viejo Portfolio(1)		Orange County, CA	614	357,000

Aug-25	Chestnut Ridge Shopping Center	50% Partner Buyout	Montvale, NJ	76	9,150		The Fresh Market

Aug-25	Market at Springwoods Village	47% Partner Buyout	Houston, TX	167	19,505		Kroger

Aug-25	Baybrook East	50% Partner Buyout	Houston, TX	156	14,549		H-E-B

	Property Acquisitions			1,575	$538,486	6.0%

Dispositions:

Date	Property Name	Real Estate Partner (REG %)	Market	Total GLA	REG Share of Purchase Price	Weighted Average Cap Rate (2)	Anchor(s)

Jun-25	Van Houten Plaza		Passaic, NJ	42	$5,550		SuperFresh Supermarket

Jul-25	101 7th Ave		Manhattan, NY	57	11,000		Former Barneys

Aug-25	200 Potrero		San Francisco, CA	30	4,999

Sep-25	25 Valley Drive		Greenwich, CT	18	5,980		Office

Sep-25	321-323 Railroad Ave		Greenwich, CT	21	9,500		Office

	All Other Dispositions (each individually less than $2.5M)			3	1,000

	Property Dispositions			171	$38,029	5.1%

(1) Rancho Mission Viejo portfolio includes: Bridgepark Plaza (102K SF), Mercantile East (239K SF), Mercantile West (150K SF), Sendero Marketplace (82K SF), and Terrace Shops (41K SF)

(2) Disposition cap rate of 5.1% excludes the $11M sale of 101 7th Avenue on 7/1/2025, which was vacant at the time of closing.

Supplemental Information 16

Summary of Developments and Redevelopments

September 30, 2025

(in thousands)

In-Process Developments and Redevelopments (1)
Shopping Center	0	Market	Grocer/Anchor Tenant	Center % Leased	Project Start	Est Initial Rent Commencement(a)	Est Stabilization Year(b)	Net Project Costs(c)	% of Costs Incurred	Stabilized Yield(d)
Ground-up Developments				71%	0			$371M	54%	7% +/-
Sienna Grande Shops (2)(3)	0	Houston, TX	Retail	65%	Q2-2023	1H-2025	2028	$9M	88%	8% +/-
The Shops at SunVet (2)	0	Long Island, NY	Whole Foods	74%	Q2-2023	1H-2026	2027	$93M	86%	7% +/-
The Shops at Stone Bridge (2)	0	Cheshire, CT	Whole Foods	91%	Q1-2024	2H-2025	2026	$68M	83%	7% +/-
Jordan Ranch Market (2)(3)	0	Houston, TX	H-E-B	92%	Q3-2024	1H-2026	2027	$23M	56%	7% +/-
Oakley Shops at Laurel Fields (2)	0	Bay Area, CA	Safeway	89%	Q3-2024	1H-2026	2027	$36M	76%	7% +/-
The Village at Seven Pines(2)		Jacksonville, FL	Publix	45%	Q3-2025	1H-2027	2028	$112M	13%	8% +/-
Ellis Village Center (South)(2)		Bay Area, CA	Sprouts	64%	Q3-2025	2H-2026	2028	$30M	4%	7% +/-
Redevelopments				95%	0			$297M	48%	10% +/-
Bloom on Third (3)(4)	0	Los Angeles, CA	Whole Foods	88%	Q4-2022	2H-2026	2027	$25M	69%	15% +/-
Serramonte Center - Phase 3	0	San Francisco, CA	Jagalchi	96%	Q2-2023	1H-2025	2026	$37M	46%	11% +/-
Avenida Biscayne	0	Miami, FL	Retail	93%	Q4-2023	1H-2025	2026	$22M	77%	11% +/-
Cambridge Square	0	Atlanta, GA	Publix	100%	Q4-2023	2H-2025	2026	$13M	92%	7% +/-
Anastasia Plaza	0	Jacksonville, FL	Publix	98%	Q3-2024	2H-2025	2026	$16M	64%	6% +/-
West Chester Plaza	0	Cincinnati, OH	Kroger	100%	Q4-2024	2H-2027	2028	$15M	34%	8% +/-
Willows Shopping Center	0	Bay Area, CA	Retail	97%	Q4-2024	1H-2026	2027	$17M	25%	9% +/-
The Crossing Clarendon	0	Metro DC	Whole Foods	94%	Q2-2025	1H-2026	2027	$14M	14%	7% +/-
East Meadow Plaza - Phase 1	0	Long Island, NY	Lidl	88%	Q3-2024	2H-2025	2026	$12M	63%	17% +/-
East Meadow Plaza - Phase 2A		Long Island, NY	Lidl	88%	Q3-2025	2H-2026	2027	$16M	12%	8% +/-
Various Redevelopments (est costs < $10 million individually)				94%				$111M	42%	13% +/-
Total In-Process (In Construction)					0			$668M	51%	9% +/-

Current Year Development and Redevelopment Completions
Shopping Center		Market	Project Start	Est Initial Rent Commencement(a)	Est Stabilization Year(b)	Net Project Costs(c)	% of Costs Incurred	Stabilized Yield(d)
Ground-up Developments	0					$10M	95%	10% +/-
Baybrook East - Phase 1B (2)(3)		Houston, TX	Q2-2022	2H-2023	2026	$10M	95%	10% +/-
Redevelopments						$39M	95%	15% +/-
Circle Marina Shops & Marketplace		Los Angeles, CA	Q3-2023	2H-2024	2025	$15M	94%	9% +/-
Redevelopment Completions (est costs < $10 million individually)			-			$23M	96%	20% +/-
Total Completions						$48M	95%	14% +/-

(a)
Estimated Initial Rent Commencement represents the estimated date that the anchor or first tenants at each project will rent commence.
(b)
Estimated Stabilization Year represents the estimated year that the project will reach the stated stabilized yield on an annualized basis.
(c)
Represents Regency's pro-rata share of net project costs.
(d)
A stabilized yield for a redevelopment property represents the incremental NOI (estimated stabilized NOI less NOI prior to project commencement) divided by the total project costs.

(1)
Scope, economics and timing of development and redevelopment projects can change materially from estimates provided.
(2)
Ground-up development or redevelopment that is excluded from the Same Property NOI pool.
(3)
Estimated costs represent Regency's pro-rata share: Baybrook East (50%); Sienna Grande Shops (75%); Jordan Ranch Market (50%); and Bloom on Third (35%)
(4)
GLA and % Leased represents: Bloom on Third – fully redeveloped center (existing center is 73k SF and 100% leased)

Note: Regency’s Estimate of Net GAAP Project Costs, after additional interest and overhead capitalization, is $739M for Ground-up Developments and Redevelopments In-Process. Percent of costs incurred is 52% for Ground-up Developments and Redevelopments In-Process.

Supplemental Information 17

Summary of In-Process Developments and Redevelopments

September 30, 2025

In-Process Development and Redevelopment Descriptions		0
Ground-up Developments		0
Sienna Grande Shops	0	Phase 1 features approximately 30K SF of shop space and outparcels in a master-planned development outside of Houston, TX, ranked among the top-selling communities nationally.
The Shops at SunVet	0	Located in Long Island, NY, the project will transform a vacant enclosed mall into a 170K SF open-air center featuring Whole Foods, junior anchors, shop space, and outparcels.
The Shops at Stone Bridge	0	155K SF development anchored by a 40K SF Whole Foods, junior anchors, shop space, and outparcels located in the Stone Bridge Crossing master planned community in Cheshire, CT.
Jordan Ranch Market	0	Located outside of Houston, TX, within the Jordan Ranch master planned community, the 162K development will feature the market-leading grocer, H-E-B, plus 40K SF of shop space.
Oakley Shops at Laurel Fields	0	Located in the Bay Area, the 78K SF development of a traditional neighborhood center will include a 55K SF Safeway grocer and 23K SF of shop space.
The Village at Seven Pines	0	239K SF center anchored by Publix, leading restaurants and retailers, and Class A office space that will serve as Regency’s new corporate headquarters.
Ellis Village Center (South)	0	Located in the Bay Area, 49K SF shopping center anchored by Sprouts and multiple shop buildings.
Redevelopments		0
Bloom on Third	0	Redevelopment in Los Angeles, CA, which includes new retail space and a ground lease for mid-rise luxury apartments constructed and operated by a leading multifamily developer.
Serramonte Center - Phase 3	0	Former J.C. Penney box and two exterior pads. The former J.C. Penney box will feature Jagalchi, a leading Asian grocer with locations in South Korea, China, and the US.
Avenida Biscayne	0	A boutique retail project in Aventura, FL, that includes transformation of the property into three separate retail buildings, featuring first-class shop space and restaurants.
Cambridge Square	0	Transformational redevelopment adding a best-in-class grocer and featuring extensive improvement to the site and existing facades.
Anastasia Plaza	0	Redevelopment to include a complete rebuild of the grocer box, anchored by a 58K SF Publix and 45K SF of shop space, plus extensive improvements to the site and existing facades.
West Chester Plaza	0	Redevelopment includes a new 123K SF Kroger and multiple shop buildings. The project will be staggered to accommodate continuous operation of Kroger in its existing location.
Willows Shopping Center	0	Redevelopment will revitalize the existing shopping center and include extensive site reconfiguration, construction of a new 14K SF building, and enhanced façades.
The Crossing Clarendon	0	Reconfiguration of a two-level junior anchor box, with multiple leading retailers, plus façade enhancements and other site improvements.
East Meadow Plaza - Phase 1	0	Acquired in 2022 with the intention of redevelopment. Phase 1 includes various site improvements, complete facade renovation, and reconfigured space for leading retailers.
East Meadow Plaza - Phase 2A	0	Phase 2A includes demolition of a vacant office building, plus the addition of multiple outparcel buildings and other site enhancements.
Various Redevelopments (est costs < $10 million individually)	0	Various Redevelopment properties where estimated incremental costs at each project are less than $10 million.

Supplemental Information 18

Leasing Statistics

September 30, 2025

(Retail Operating Properties Only)

Leasing Statistics - Comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
3rd Quarter 2025	366	1,821	$27.88	12.8%	22.9%	6.6	$6.29
2nd Quarter 2025	422	1,915	26.29	10.0%	19.3%	5.9	7.21
1st Quarter 2025	384	1,409	28.22	8.1%	18.6%	5.4	6.22
4th Quarter 2024	426	2,298	27.49	10.8%	20.2%	6.1	9.28
Total - 12 months	1,598	7,442	$27.41	10.5%	20.3%	6.1	$7.40

New Leases	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
3rd Quarter 2025	92	339	$32.80	28.3%	41.9%	10.7	$29.73
2nd Quarter 2025	102	307	36.73	14.4%	27.7%	9.9	46.36
1st Quarter 2025	84	187	38.29	8.8%	22.7%	8.0	42.52
4th Quarter 2024	101	328	34.40	15.9%	31.4%	9.0	58.79
Total - 12 months	379	1,161	$35.18	17.2%	31.3%	9.6	$44.12

Renewals	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft	Rent Spread % (Cash)	Rent Spread % (Straight-lined)	Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
3rd Quarter 2025	274	1,481	$26.80	9.3%	18.3%	5.7	$1.13
2nd Quarter 2025	320	1,608	24.54	8.9%	17.2%	5.3	0.64
1st Quarter 2025	300	1,222	26.66	7.9%	17.6%	5.0	0.58
4th Quarter 2024	325	1,969	26.37	9.8%	17.9%	5.6	1.29
Total - 12 months	1,219	6,280	$26.05	9.1%	17.8%	5.4	$0.94

Leasing Statistics - Comparable and Non-comparable
Total	Leasing Transactions	GLA (in 000s)	New Base Rent/Sq. Ft			Weighted Avg. Lease Term	Tenant Allowance & Landlord Work /Sq. Ft.
3rd Quarter 2025	452	2,265	$25.92			7.5	$8.35
2nd Quarter 2025	491	2,098	27.28			5.8	10.27
1st Quarter 2025	443	1,593	28.73			5.7	12.24
4th Quarter 2024	511	2,673	27.41			6.4	16.02
Total - 12 months	1,897	8,629	$27.23			6.4	$11.86

Notes:

•
Represents Regency's consolidated and pro-rata share of real estate partnerships. Number of leasing transactions and GLA leased reported at 100%; All other statistics reported at pro-rata share.
•
All amounts reported at execution.
•
Rent Spreads are calculated on a comparable-space, cash basis for new and renewal leases executed and include all leasing transactions, including spaces vacant > 12 months.
•
Rent Spreads % (Cash) represent the percentage change between the initial 12 months of rent of the executed lease and the last contractual rent as of the move out date of the prior lease.
•
Rent Spreads % (Straight-lined) represent the percentage change between the average rent over the duration of the executed lease and the average rent over the duration of the prior lease.
•
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.

Supplemental Information 19

New Lease Net Effective Rent and Leases Signed Not Yet Commenced

September 30, 2025

(Retail Operating Properties Only)

New Lease Net Effective Rent (1)

	Trailing Twelve Months	Three Months Ended
	9/30/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
New Leases weighted avg. over lease term:

Base rent	$35.76	$30.29	$42.01	$38.91	$35.68	$32.23

Tenant allowance and landlord work (2)	(5.24)	(3.25)	(6.00)	(5.57)	(6.68)	(5.91)

Third party leasing commissions	(1.16)	(0.82)	(1.40)	(1.44)	(1.22)	(1.06)

Net Effective Rent	$29.35	$26.22	$34.62	$31.90	$27.79	$25.26

Net effective rent/base rent	82%	87%	82%	82%	78%	78%

Weighted avg. lease term (years)	10.3	12.8	9.5	8.4	9.4	9.3

Percent of New Leases by Anchor & Shop

Anchor	39%	56%	27%	28%	35%	40%

Shop	61%	44%	73%	72%	65%	60%

Leases Signed Not Yet Commenced (3)

As of 9/30/2025:	Leases	GLA (in 000s)	Annual ABR ($ in 000s)	Annual ABR ($ PSF)

Anchor	22	394	$8,685	$27.86

Shop	290	734	27,177	42.04

Total	312	1,128	$35,862	$37.43
(1)
Includes comparable and non-comparable leasing transactions.
(2)
Tenant Allowance & Landlord Work includes costs for landlord work required to return space to a baseline condition, as well as tenant allowances and improvements as it relates to a specific lease.
(3)
Only represents leases on spaces that are currently vacant.

Note: Represents Regency's wholly owned and pro-rata share of real estate partnerships, except GLA which is shown at 100%.

Supplemental Information 20

Annual Base Rent by State

September 30, 2025

(in thousands)

State	Number of Properties	GLA	% Leased(1)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
California	77	9,939	95.7%	$301,326	$31.70	15.9%	19.8%	24.4%
Florida	93	11,043	95.9%	231,109	22.00	19.2%	22.0%	18.7%
New York	46	3,665	94.2%	107,577	31.38	9.5%	7.3%	8.7%
Connecticut	42	3,962	94.8%	103,151	27.45	8.7%	7.9%	8.3%
Texas	33	3,931	97.0%	82,076	21.65	6.8%	7.8%	6.6%
Georgia	22	2,145	95.6%	51,751	25.30	4.5%	4.3%	4.2%
Virginia	20	1,655	97.6%	50,095	31.23	4.1%	3.3%	4.0%
New Jersey	20	1,697	95.6%	40,716	25.09	4.1%	3.4%	3.3%
North Carolina	17	1,612	97.8%	37,395	23.82	3.5%	3.2%	3.0%
Washington	17	1,268	97.2%	36,363	30.01	3.5%	2.5%	2.9%
Illinois	11	1,362	97.9%	30,025	22.51	2.3%	2.7%	2.4%
Massachusetts	8	905	96.8%	28,339	32.35	1.6%	1.8%	2.3%
Colorado	19	1,415	97.8%	24,968	18.03	3.9%	2.8%	2.0%
Pennsylvania	10	722	96.7%	19,512	27.94	2.1%	1.4%	1.6%
Maryland	11	622	98.5%	18,669	30.98	2.3%	1.2%	1.5%
Ohio	8	1,226	98.9%	16,814	14.02	1.6%	2.4%	1.4%
Oregon	8	784	95.7%	16,670	22.23	1.6%	1.6%	1.3%
Minnesota	5	390	78.4%	6,820	22.35	1.0%	0.8%	0.6%
Indiana	3	345	98.5%	6,383	18.83	0.6%	0.7%	0.5%
Tennessee	4	638	98.7%	12,180	19.38	0.8%	1.3%	1.0%
Delaware	2	258	93.5%	4,690	19.57	0.4%	0.5%	0.4%
Missouri	4	408	99.3%	4,568	11.26	0.8%	0.8%	0.4%
South Carolina	2	83	100.0%	2,288	27.60	0.4%	0.2%	0.2%
Rhode Island	1	111	98.7%	2,344	21.36	0.2%	0.2%	0.2%
Washington, D.C.	2	30	100.0%	1,599	54.09	0.4%	0.1%	0.1%
Total All Properties	485	50,218	96.0%	$1,237,428	$25.77	100%	100%	100%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships.

(1)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 21

Annual Base Rent by CBSA

September 30, 2025

(in thousands)

Largest CBSAs by Population(1)	Number of Properties	GLA	% Leased(2)	ABR	ABR/Sq. Ft.	% of Number of Properties	% of GLA	% of ABR
1) New York-Newark-Jersey City	64	4,989	94.5%	$147,898	$31.38	13.2%	9.9%	12.0%
2) Los Angeles-Long Beach-Anaheim	30	3,171	97.6%	$104,125	$33.65	6.2%	6.3%	8.4%
3) Chicago-Naperville-Elgin	12	1,651	98.3%	$35,260	$21.73	2.5%	3.3%	2.8%
4) Dallas-Fort Worth-Arlington	11	917	98.2%	$21,286	$23.65	2.3%	1.8%	1.7%
5) Houston-Woodlands-Sugar Land	16	2,130	96.6%	$41,535	$20.18	3.3%	4.2%	3.4%
6) Atlanta-SandySprings-Alpharett	22	2,145	98.1%	$51,751	$25.23	4.5%	4.3%	4.2%
7) Washington-Arlington-Alexandri	26	1,841	95.6%	$58,150	$32.20	5.4%	3.7%	4.7%
8) Philadelphia-Camden-Wilmington	10	1,166	95.7%	$20,274	$18.17	2.1%	2.3%	1.6%
9) Miami-Ft Lauderdale-PompanoBch	40	5,180	95.9%	$123,197	$24.80	8.2%	10.3%	10.0%
10) Phoenix-Mesa-Chandler	-	-	-	-	-	-	-	-
11) Boston-Cambridge-Newton	8	918	97.5%	$27,603	$30.84	1.6%	1.8%	2.2%
12) San Francisco-Oakland-Berkeley	19	3,442	93.1%	$101,610	$31.72	3.9%	6.9%	8.2%
13) Rvrside-San Bernardino-Ontario	1	114	100.0%	$3,294	$28.91	0.2%	0.2%	0.3%
14) Detroit-Warren-Dearborn	-	-	-	-	-	-	-	-
15) Seattle-Tacoma-Bellevue	17	1,268	97.2%	$36,363	$29.49	3.5%	2.5%	2.9%
16) Minneapol-St. Paul-Bloomington	5	390	78.4%	$6,820	$22.33	1.0%	0.8%	0.6%
17) Tampa-St Petersburg-Clearwater	9	1,309	97.9%	$27,996	$21.56	1.9%	2.6%	2.3%
18) San Diego-Chula Vista-Carlsbad	10	1,383	99.2%	$43,735	$32.31	2.1%	2.8%	3.5%
19) Denver-Aurora-Lakewood	11	947	97.8%	$16,393	$17.69	2.3%	1.9%	1.3%
20) Orlando-Kissimmee-Sanford	7	833	97.4%	$17,031	$21.20	1.4%	1.7%	1.4%
21) Charlotte-Concord-Gastonia	4	609	99.3%	$15,634	$26.39	0.8%	1.2%	1.3%
22) Baltimore-Columbia-Towson	4	267	96.5%	$7,492	$28.59	0.8%	0.5%	0.6%
23) St. Louis	4	408	98.3%	$4,568	$11.26	0.8%	0.8%	0.4%
24) San Antonio-New Braunfels	-	-	-	-	-	-	-	-
25) Austin-Round Rock-Georgetown	6	885	94.5%	$19,255	$22.56	1.2%	1.8%	1.6%
26) Portland-Vancouver-Hillsboro	5	442	96.5%	$9,604	$22.99	1.0%	0.9%	0.8%
27) Sacramento-Roseville-Folsom	4	318	99.4%	$7,538	$23.86	0.8%	0.6%	0.6%
28) Pittsburgh	-	-	-	-	-	-	-	-
29) Las Vegas-Henderson-Paradise	-	-	-	-	-	-	-	-
30) Cincinnati	5	897	98.8%	$12,756	$14.39	1.0%	1.8%	1.0%
31) Kansas City	-	-	-	-	-	-	-	-
32) Nashvil-Davdsn-Murfree-Frankln	4	638	90.4%	$12,180	$19.35	0.8%	1.3%	1.0%
33) Indianapolis-Carmel-Anderson	2	56	98.7%	$1,147	$22.85	0.4%	0.1%	0.1%
34) Cleveland-Elyria	-	-	-	-	-	-	-	-
35) San Jose-Sunnyvale-Santa Clara	6	653	95.1%	$20,535	$33.03	1.2%	1.3%	1.7%
36) Virginia Beach-Norfolk-Newport News	-	-	-	-	-	-	-	-
37) Jacksonville	21	2,166	93.4%	$36,471	$18.02	4.3%	4.3%	2.9%
38) Providence-Warwick	-	-	-	-	-	-	-	-
39) Raleigh-Cary	9	705	-	$16,319	$23.52	1.9%	1.4%	1.3%
40) Milwaukee-Waukesha	-	-	98.4%	-	-	-	-	-
41) Oklahoma City	-	-	-	-	-	-	-	-
42) Louisville/Jefferson County	-	-	-	-	-	-	-	-
43) Memphis	-	-	-	-	-	-	-	-
44) Salt Lake City	-	-	-	-	-	-	-	-
45) Birmingham-Hoover	-	-	-	-	-	-	-	-
46) Fresno	-	-	-	-	-	-	-	-
47) Grand Rapids-Kentwood	-	-	97.4%	-	-	-	-	-
48) Buffalo-Cheektowaga	-	-	-	-	-	-	-	-
49) Hartford-E Hartford-Middletown	2	304	-	$6,195	$20.92	0.4%	0.6%	0.5%
50) Tucson	-	-	-	-	-	-	-	-
Top 50 CBSAs by Population	394	42,140	96.1%	$1,054,014	$26.15	81.2%	83.9%	85.2%

CBSAs Ranked 51 - 75 by Population	48	4,039	95.3%	$112,632	$29.20	9.9%	8.0%	9.1%

CBSAs Ranked 76 - 100 by Population	22	1,996	95.6%	$36,724	$19.21	4.5%	4.0%	3.0%

Other CBSAs	21	2,042	95.8%	$34,058	$17.50	4.3%	4.1%	2.8%

Total All Properties	485	50,218	96.0%	$1,237,428	$25.77	100.0%	100.0%	100.0%

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships

(1)
Population Data Source: ESRI
(2)
Includes Properties in Development and leases that are executed but have not commenced.

Supplemental Information 22

Annual Base Rent By Tenant Category

September 30, 2025

Tenant Category Exposure	% of ABR(1)
Grocery	20%
Restaurant - Quick Service/Fast Casual	14%
Personal Services	7%
Medical	7%
Restaurant - Full Service	6%
Fitness	5%
Off-Price	5%
Apparel/Accessories	5%
Banks	5%
Business Services	4%
Hobby/Sports	3%
Pet	3%
Home	3%
Other	3%
Pharmacy	2%
Office/Communications	2%
Home Improvement/Auto	2%
Liquor/Wine/Beer	2%
Beauty/Cosmetics	1%
Entertainment	1%

Anchor/Shop Exposure	% of ABR
Shop	58%
Anchor	42%
(1)
Represents Regency's consolidated and pro-rata share of real estate partnerships; includes properties in development, excludes leases that are executed but have not rent commenced.

Supplemental Information 23

Significant Tenant Rents

(Includes Tenants ≥ 0.5% of ABR)

September 30, 2025

(in thousands)

#	Tenant	Tenant GLA	% of Company-Owned GLA	Total Annualized Base Rent	% of Total Annualized Base Rent	Total # of Leased Stores
1	Publix	2,979	5.9%	$35,473	2.9%	68
2	Albertsons Companies, Inc.(1)	2,118	4.2%	34,726	2.8%	53
3	TJX Companies, Inc.(2)	1,840	3.7%	33,721	2.7%	76
4	Amazon/Whole Foods	1,296	2.6%	31,136	2.5%	39
5	Kroger Co.(3)	2,927	5.8%	30,865	2.5%	52
6	Ahold Delhaize(4)	915	1.8%	22,553	1.8%	20
7	CVS	817	1.6%	22,319	1.8%	68
8	JPMorgan Chase Bank	218	0.4%	11,960	1.0%	61
9	Trader Joe's	326	0.6%	11,658	0.9%	31
10	L.A. Fitness Sports Club	516	1.0%	11,242	0.9%	14
11	Nordstrom(5)	402	0.8%	11,009	0.9%	12
12	Starbucks	160	0.3%	10,107	0.8%	100
13	Ross Dress For Less	587	1.2%	9,719	0.8%	25
14	H.E. Butt Grocery Company(6)	706	1.4%	9,686	0.8%	8
15	Bank of America	164	0.3%	9,010	0.7%	42
16	Gap, Inc.(7)	259	0.5%	8,650	0.7%	20
17	Target	771	1.5%	8,587	0.7%	7
18	Wells Fargo Bank	149	0.3%	8,485	0.7%	48
19	JAB Holding Company(8)	175	0.3%	7,426	0.6%	61
20	Xponential Fitness(9)	167	0.3%	6,772	0.5%	99
21	Petco Health & Wellness Company, Inc.(10)	275	0.5%	6,762	0.5%	26
22	Walgreens Boots Alliance(11)	258	0.5%	6,749	0.5%	23
23	Kohl's	526	1.0%	6,389	0.5%	7
24	Ulta	205	0.4%	6,105	0.5%	24
25	Five Below	209	0.4%	5,977	0.5%	27
	Top Tenants	18,965	37.3%	$367,086	29.7%	1,011

(1)
Safeway 21 / VONS 8 / Acme 7 / Albertson's 5 / Shaw's 3 / Tom Thumb 3 / Randalls 2 / Star Market 1 / Pavilions 1 / King's Food Market 1 / Jewel-Osco 1
(2)
TJ Maxx 28 / Marshalls 24 / Homegoods 21 / Homesense 2 / Sierra Trading Post 1
(3)
Kroger 19 / King Soopers 11 / Ralphs 9 / Harris Teeter 8 / Mariano's Fresh Market 3 / Quality Food Centers 2
(4)
Stop & Shop 10 / Giant 9 / Food Lion 1
(5)
Nordstrom Rack 12
(6)
H.E.B. 7 / Central Market 1
(7)
Old Navy 12 / Athleta 2 / The Gap 4 / Banana Republic 2
(8)
Panera 29 / Peet's Coffee & Tea 11 / Einstein Bros Bagels 10 / Bruegger's Bagel 5 / Krispy Kreme 3 / Noah's NY Bagels 3
(9)
Club Pilates 50 / Pure Barre 16 / Stretchlab 13 / Yoga Six 9 / Row House 5 / Cyclebar 4 / BFT 2
(10)
Petco 23 / Unleashed by Petco 3
(11)
Walgreens 23

Note: Represents Regency's consolidated and pro-rata share of real estate partnerships, includes properties in development and leases that are executed but have not rent commenced. Amounts may not foot due to rounding.

Supplemental Information 24

Tenant Lease Expirations

September 30, 2025

(GLA in thousands)

	Anchor Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	44	0.1%	0.0%	$13.33
2025	202	0.4%	0.2%	14.12
2026	1,772	3.7%	2.3%	15.48
2027	3,782	8.0%	5.2%	16.85
2028	3,596	7.6%	5.2%	17.57
2029	4,417	9.3%	5.6%	15.55
2030	3,812	8.0%	5.6%	17.97
2031	2,325	4.9%	3.3%	17.26
2032	1,058	2.2%	1.6%	18.25
2033	1,156	2.4%	1.9%	20.00
2034	1,075	2.3%	1.6%	18.49
10 Year Total	23,239	48.9%	32.7%	$17.10
Thereafter	6,384	13.4%	9.3%	17.72
	29,624	62.4%	42.0%	$17.23

	Shop Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	221	0.5%	0.6%	$30.56
2025	253	0.5%	0.8%	37.36
2026	2,010	4.2%	6.2%	37.58
2027	2,611	5.5%	8.1%	37.79
2028	2,512	5.3%	8.3%	40.04
2029	2,309	4.9%	7.5%	39.78
2030	2,168	4.6%	7.1%	40.02
2031	1,288	2.7%	4.1%	38.80
2032	1,077	2.3%	3.6%	40.73
2033	999	2.1%	3.4%	41.30
2034	817	1.7%	2.9%	42.88
10 Year Total	16,264	34.3%	52.6%	$39.33
Thereafter	1,588	3.3%	5.5%	41.95
	17,852	37.6%	58.0%	$39.57

		All Tenants
Year	GLA	Percent of GLA	Percent of Total ABR(1)	ABR
MTM(2)	265	0.6%	0.6%	$27.70
2025	455	1.0%	1.0%	27.03
2026	3,781	8.0%	8.5%	27.22
2027	6,393	13.5%	13.3%	25.41
2028	6,108	12.9%	13.5%	26.81
2029	6,726	14.2%	13.2%	23.87
2030	5,980	12.6%	12.8%	25.96
2031	3,613	7.6%	7.4%	24.93
2032	2,135	4.5%	5.2%	29.59
2033	2,155	4.5%	5.3%	29.88
2034	1,892	4.0%	4.5%	29.02
10 Year Total	39,503	83.2%	85.2%	$26.25
Thereafter	7,972	16.8%	14.8%	22.54
	47,475	100%	100%	$25.63

Notes: Reflects commenced leases only. Does not account for contractual rent steps and assumes that no tenants exercise renewal options. Amounts may not foot due to rounding.

(1)
Total Annual Base Rent ("ABR") excludes additional rent such as percentage rent, common area maintenance, real estate taxes, and insurance reimbursements. Represents Regency's consolidated and pro-rata share of real estate partnerships.
(2)
Month to month lease or in process of renewal.

Supplemental Information 25

Components of Net Asset Value (NAV)

As of September 30, 2025

(unaudited and in thousands)

Real Estate: Operating
Operating Portfolio NOI Excluding Straight-line Rent and Above/Below Market Rent - Current Quarter
Consolidated NOI (page 6)	$256,643
Share of Unconsolidated JV NOI (page 7)	$27,223
Less: Noncontrolling Interests (page 7)	$(1,998)
NOI	$281,868

Quarterly Base Rent From Leases Signed But Not Yet Rent-Paying
Retail Operating Properties Excluding In-Process Redevelopments (Quarterly)	$7,235
Retail Operating Properties Including In-Process Redevelopments (Quarterly)	$8,966

Real Estate: In-Process Ground-Up Developments and Redevelopments
In-Process Ground-Up Development
REG's Estimated Net Project Costs (page 17)	$371,000
Stabilized Yield (page 17)	7%
Annualized Proforma Stabilized NOI	$25,970
% of Costs Incurred (page 17)	54%
Construction in Progress	$200,340

NOI from In-Process Ground-Up Development - Current Quarter
In-place NOI from Current Year Ground-Up Development Completions	$449
In-place NOI from In-Process Ground-Up Developments	$377

In-Process Redevelopment Projects
REG's Estimated Net Project Costs (page 17)	$297,000
Stabilized Yield (page 17)	10%
Annualized Proforma Stabilized NOI	$29,700
48%
Construction in Progress	$142,560

NOI from In-Process Redevelopment - Current Quarter
In-place NOI from Current Year Redevelopment Completions	$1,062
In-place NOI from In-Process Redevelopments	$414

Fee Income
Third-Party Management Fees and Commissions - Current Quarter (page 6)	$6,720
Less: Share of JV's Total fee income - Current Quarter (page 7)	$(267)

Other Assets
Estimated Market Value of Land
Land held for sale or future development	$32,277
Outparcels at retail operating properties	$5,741
Total Estimated Market Value of Land	$38,018

Regency's Pro-Rata Share (page 3 & 4)
Cash and Cash Equivalents	$177,163
Tenant and other receivables, excluding Straight line rent receivables	$83,242
Other Assets, excluding Goodwill	$198,596

Liabilities
Regency's Pro-Rata Share (page 3 & 4)
Notes payable	$5,464,905
Accounts payable and other liabilities	$424,926
Tenants' security, escrow deposits	$84,819
Preferred Stock	$225,000

Common Shares and Equivalents Outstanding
Common Shares and Equivalents Issued and Outstanding (page 1)	186,070

Supplemental Information 26

Earnings Guidance

September 30, 2025

Full Year 2025 Guidance (in thousands, except per share data)	YTD Actual	Current 2025 Guidance	Prior 2025 Guidance

Net Income Attributable to Common Shareholders per diluted share	$1.73	$2.30 - $2.32	$2.28 - $2.32

Nareit Funds From Operations (“Nareit FFO”) per diluted share	$3.46	$4.62 - $4.64	$4.59 - $4.63

Core Operating Earnings per diluted share(1)	$3.29	$4.39 - $4.41	$4.36 - $4.40

Same property NOI growth without termination fees	5.5%	+5.25% to +5.5%	+4.5% to +5.0%

Non-cash revenues(2)	$36,802	+/-$49,000	+/- $49,000

G&A expense, net(3)	$72,396	+/-$96,000	$93,000-$96,000

Interest expense, net and Preferred stock dividends(4)	$175,524	$235,000-$237,000	$235,000-$237,000

Management, transaction and other fees	$19,982	+/-$27,000	+/-$27,000

Development and Redevelopment spend	$224,771	+/-$300,000	+/-$300,000

Acquisitions	$538,486	$538,500	+/-$500,000
Cap rate (weighted average)	6.0%	6.0%	+/- 6.0%

Dispositions	$38,029	$110,000	+/-$75,000
Cap rate (weighted average)(5)	5.1%	5.6%	+/- 5.5%

Share/unit issuances(6)	$249,662	$300,000	$300,000

Reconciliation of Net Income to Earnings Guidance (per diluted share)	Full Year 2025
	Low	High

Net income attributable to common shareholders	$2.30	2.32

Adjustments to reconcile net income to Nareit FFO:
Depreciation and amortization (excluding FF&E)	2.30	2.30
Provision for impairment	0.03	0.03
Gain on sale of real estate, net of tax	(0.04)	(0.04)
Exchangeable operating partnership units	0.03	0.03
Nareit Funds From Operations	$4.62	4.64

Adjustments to reconcile Nareit FFO to Core Operating Earnings:
Straight line rent, net	(0.14)	(0.14)
Above/below market rent amortization, net	(0.13)	(0.13)
Debt and derivative mark-to-market amortization	0.04	0.04
Debt and derivative mark-to-market amortization	$4.39	$4.41

Note: Figures above represent 100% of Regency's consolidated entities and its pro-rata share of unconsolidated real estate partnerships, with the exception of items that are net of noncontrolling interests including per share data, "Development and Redevelopment spend," "Acquisitions," and "Dispositions".

(1)
Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.
(2)
Includes above and below market rent amortization and straight-line rents, and excludes debt and derivative mark to market amortization.
(3)
Represents 'General & administrative, net' before gains or losses on deferred compensation plan, as reported on supplemental pages 6 and 7 and calculated on a pro-rata basis.
(4)
Includes debt and derivative mark to market amortization, and is net of interest income.
(5)
Disposition cap rates excude the $11M sale of 101 7th Avenue on 7/1/2025, which was vacant at the time of closing.
(6)
Share/unit issuances guidance of $300M reflects (i) $100M of common equity raised on a forward basis through the Company's ATM in 4Q24, and (ii) ~$200M from the Company's issuance of operating partnership units for the funding of the 5-asset portfolio acquisition in Orange County, CA in 3Q25.

Forward-looking statements involve risks, uncertainties and assumptions. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Supplemental Information 27

Glossary of Terms

September 30, 2025

Non-GAAP Financial Measures

The Company provides the following non-GAAP financial measures as supplemental information to enhance investors’ understanding of its financial performance and liquidity. These measures are not intended to replace or be considered more meaningful than net income or cash flow from operating activities, as calculated in accordance with GAAP. Non-GAAP measures have inherent limitations, as they exclude certain income and expense items that impact operating results. As such, they should be viewed in conjunction with GAAP results. Additionally, the Company’s methodology for calculating these measures may differ from that used by other REITs, making comparisons to similarly titled metrics potentially inconsistent. Investors should be aware that the excluded items remain relevant to a comprehensive assessment of financial performance.

Adjusted Funds From Operations (AFFO): An additional performance measure used by Regency that reflects cash available to fund the Company’s business needs and distribution to shareholders. AFFO is calculated by adjusting Core Operating Earnings for (i) capital expenditures necessary to maintain and lease the Company’s portfolio of properties, (ii) debt cost and derivative adjustments and (iii) stock-based compensation.

Core Operating Earnings: An additional performance measure used by Regency because the computation of Nareit Funds from Operations (“Nareit FFO”) includes certain non-comparable items that affect the Company's period-over-period performance. Core Operating Earnings excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from straight-line rents, above and below market rent amortization, and debt and derivative mark-to-market amortization; and (iv) other amounts as they occur.

Fixed Charge Coverage Ratio: Operating EBITDAre divided by the sum of the gross interest and scheduled mortgage principal paid to our lenders. We use the Fixed Charge Coverage Ratio as a key performance indicator to assess our ability to meet fixed financing obligations. Management, creditors, and rating agencies commonly rely on this ratio to evaluate our financial flexibility and overall creditworthiness. It also allows us and our investors to gauge how effectively our ongoing operating performance supports the fulfillment of fixed commitments. We believe this metric offers valuable insight into the strength and sustainability of our capital structure and liquidity position.

Nareit Funds From Operations (Nareit FFO): Nareit FFO is a commonly used measure of REIT performance, which Nareit defines as net income, computed in accordance with GAAP, excluding gains on sales and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated real estate investment partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since Nareit FFO excludes depreciation and amortization and gains on sale and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in percent leased, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations.

Pro-rata Net Debt and Preferreds-to-Operating EBITDAre: Net debt plus preferred stock divided by Operating EBITDAre. Net debt is calculated as the sum of consolidated debt and Regency’s pro-rata share of unconsolidated debt, less cash, cash equivalents, and restricted cash. This metric is used by management and investors to evaluate Regency’s leverage and capital structure in relation to its earnings-generating capacity. We believe this ratio is useful to investors as it provides insight into Regency’s financial leverage, independent of fluctuations in cash levels, and allows for consistent period-over-period comparison. The pro-rata share presentation reflects the economic impact of Regency’s unconsolidated joint ventures.

Net Operating Income (NOI): The sum of base rent, percentage rent, termination fee income, tenant recoveries, other lease income, and other property income, less operating and maintenance expenses, real estate taxes, ground rent, termination expense, and uncollectible lease income. NOI excludes straight-line rental income and expense, above and below market rent and ground rent amortization, tenant lease inducement amortization, and other fees. The Company also provides disclosure of NOI excluding termination fees, which excludes both termination fee income and expenses. Management believes that NOI is a useful measure for investors because it provides insight into the core operations and performance of our properties, independent of the capital structure, financing activities, and non-operating factors. By focusing on property-level performance, NOI allows investors to compare the performance of our real estate assets across periods and with those of other REIT peers in the industry, facilitating a clearer understanding of trends in occupancy, rental income, and operating expense management. In addition to its relevance for investors, management uses NOI as a key performance metric in making operational and strategic decisions. NOI is used to evaluate income generated from shopping centers (i.e., return on assets) and to guide decisions on capital investments. These decisions may include acquisitions, redevelopments, and investments in capital improvements.

Supplemental Information 28

Operating EBITDAre: Nareit EBITDAre is a measure of REIT performance, which the Nareit defines as net income, computed in accordance with GAAP, excluding (i) interest expense; (ii) income tax expense; (iii) depreciation and amortization; (iv) gains on sales of real estate; (v) impairments of real estate; and (vi) adjustments to reflect the Company’s share of unconsolidated partnerships and joint ventures. Operating EBITDAre excludes from Nareit EBITDAre certain non-cash components of earnings derived from straight-line rents and above and below market rent amortization. The Company provides a reconciliation of Net Income to Nareit EBITDAre to Operating EBITDAre.

Pro-rata information: includes 100% of the Company’s consolidated properties plus its economic share (based on the ownership interest) in the unconsolidated real estate investment partnerships. The Company provides Pro-rata financial information because Regency believes it assists investors and analysts in estimating the economic interest in the consolidated and unconsolidated real estate investment partnerships, when read in conjunction with the Company’s reported results under GAAP. The Company believes presenting its Pro-rata share of assets, liabilities, operating results, and other metrics, along with certain other non-GAAP financial measures, makes comparisons of its operating results to those of other REITs more meaningful. The Pro-rata information provided is not, nor is it intended to be, presented in accordance with GAAP. The Pro-rata supplemental details of assets and liabilities and supplemental details of operations reflect the Company’s proportionate economic ownership of the assets, liabilities, and operating results of the properties in our portfolio.

The Pro-rata information is prepared on a basis consistent with the comparable consolidated amounts and is intended to more accurately reflect the Company’s proportionate economic interest in the assets, liabilities, and operating results of properties in its portfolio. The Company does not control the unconsolidated real estate partnerships, and the Pro-rata presentations of the assets and liabilities, and revenues and expenses do not represent our legal claim to such items. The partners are entitled to profit or loss allocations and distributions of cash flows according to the operating agreements, which generally provide for such allocations according to their invested capital. The Company’s share of invested capital establishes the ownership interests Regency uses to prepare its Pro-rata share.

The presentation of Pro-rata information has limitations which include, but are not limited to, the following:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and
•
Other companies in our industry may calculate their Pro-rata interest differently, limiting the comparability of Pro-rata information.

Because of these limitations, the Pro-rata financial information should not be considered independently or as a substitute for the financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on our GAAP financial statements, using the Pro-rata information as a supplement.

Pro-rata Same Property NOI: a key non-GAAP financial measure commonly used by real estate investment trusts (REITs) to evaluate operating performance. It is calculated on a proportionate ownership basis for properties held during the comparable reporting periods, excluding revenue and expenses related to non-same properties during the periods. Management believes this measure provides investors with a useful and consistent comparison of the Company’s operating performance and trends. Management uses Pro-rata Same Property NOI as a supplemental measure to assess property-level performance, excluding the effects of corporate-level expenses, financing costs, and non-operating activities. This measure allows investors to evaluate trends in revenue and expense growth for properties that have been consistently operated during the periods.

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Other Defined Terms

Anchor Space: A space equal to or greater than 10,000 SF.

Development Completion: A Property in Development that is deemed complete upon the earlier of (i) 90% of total estimated net development costs have been incurred and percent leased equals or exceeds 95%, or (ii) the property features at least two years of anchor operations. Once deemed complete, the property is termed a Retail Operating Property.

Non-Same Property: Any property, during either calendar year period being compared, that was acquired, sold, a Property in Development, a Development Completion, or a property under, or being positioned for, significant redevelopment that distorts comparability between periods. Non-retail properties and corporate activities, including the captive insurance program, are part of Non-Same Property. Please refer to the footnote on Property Summary Report for Non-Same Property detail.

Other lease income: includes revenue derived from various lease-related activities beyond standard base or percentage rent. This primarily includes income from temporary tenants, late fees, signage and marketing fees, sustainability income, land/building rentals, communications tower leases, tenant/employee parking fees, incidental income, and other ancillary charges generally outlined in lease agreements.

Other property income: includes parking fees and other incidental income from the properties and is generally recognized at the point in time that the performance obligation is met.

Property In Development: Properties in various stages of ground-up development.

Property In Redevelopment: Retail Operating Properties under redevelopment or being positioned for redevelopment. Unless otherwise indicated, a Property in Redevelopment is included in the Same Property pool.

Redevelopment Completion: A Property in Redevelopment that is deemed complete upon the earlier of (i) 90% of total estimated project costs have been incurred and percent leased equals or exceeds 95% for the Company owned GLA related to the project, or (ii) the property features at least two years of anchor operations, if applicable.

Retail Operating Property: Any retail property not termed a Property In Development. A retail property is any property where the majority of the income is generated from retail uses.

Same Property: Retail Operating Property that was owned and operated for the entirety of both calendar year periods being compared. This term excludes Property in Development, prior year Development Completions, and Non-Same Properties. Property in Redevelopment is included unless otherwise indicated.

Shop Space: A space under 10,000 SF.

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